UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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eLOYALTY CORPORATION

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150 Field Drive, Suite 250

Lake Forest, Illinois 60045

April 12, 2007

Dear eLoyalty Stockholder:

On behalf of the Board of Directors and management of eLoyalty Corporation, I cordially invite you to attend the 2007 Annual Meeting of eLoyalty’s stockholders. The Annual Meeting will be held at 9:00 a.m. Central time on Thursday, May 17, 2007 at the La Quinta Inn & Suites, 2000 S. Lakeside Drive, Bannockburn, IL 60015.

At this year’s Annual Meeting, the agenda includes the proposed election of two Class II Directors, the approval of an amendment and restatement of the 1999 Employee Stock Purchase Plan and the ratification of eLoyalty’s independent auditor for 2007. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, stockholders will have an opportunity to comment and ask appropriate questions.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote promptly. To ensure that your shares are represented at the Meeting, whether or not you plan to attend the meeting in person, we urge you to submit a proxy with your voting instructions by telephone, via the Internet or by signing, dating and mailing your proxy card in accordance with the instructions provided on it.

Sincerely,

Kelly D. Conway

President and Chief Executive Officer

ELOYALTY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2007

The Annual Meeting of eLoyalty’s stockholders will be held at 9:00 a.m. Central time on Thursday, May 17, 2007, at the LaQuinta Inn & Suites, 2000 S. Lakeside Drive, Bannockburn, IL 60015 for the following purposes:

1.	To elect two Class II Directors to serve for an ensuing term of three years;

2.	To approve the Amendment and Restatement of the 1999 Employee Stock Purchase Plan to increase the number of shares available for issuance under the Plan to 500,000;

3.	To ratify Grant Thornton LLP as eLoyalty’s independent auditor for 2007; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

These items are more fully described in the following pages of the Proxy Statement.

The record date for the Annual Meeting was the close of business on March 30, 2007. Only stockholders of record as of that time and date will be entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at eLoyalty’s office at 150 Field Drive, Suite 250, Lake Forest, Illinois during normal business hours for ten days prior to the Annual Meeting.

Your vote is important. Stockholders are urged to submit a proxy with their voting instructions as promptly as possible, whether or not they intend to attend the Meeting in person. Record holders of eLoyalty shares as of the record date may submit their proxies with voting instructions by using a toll-free telephone number (within the U.S. or Canada) or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you also may submit a proxy containing your voting instructions by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid reply envelope.

By Order of the Board of Directors,

Steven H. Shapiro

Vice President, General Counsel and Corporate Secretary

Lake Forest, Illinois

April 12, 2007

PROXY STATEMENT

Page
Proxy and Voting Information	1

Proposal 1: Director Election	3
General	3
Board Processes and Committees	4
Transactions with Related Persons	6
Director Compensation	7

Proposal 2: Approve Amendment and Restatement of 1999 Employee Stock Purchase Plan to Increase the Number of Shares Available for Issuance Under the Plan to 500,000	8

Proposal 3: Ratification of Independent Auditor for 2007	12

Report of the Audit Committee	14
Audit Committee Composition and Activities	14
Report	14

Other Business	14

Security Ownership of Certain Beneficial Owners and Management	15
Beneficial Ownership Information	15
Section 16(a) Beneficial Ownership Reporting Compliance	19

Compensation Discussion and Analysis	20

Report of the Compensation Committee	25

Executive Compensation	26

Compensation Committee Interlocks and Insider Participation	35

Submission of Stockholder Proposals for 2008	35

Incorporation By Reference	36

Additional Information	36

Annex A: Amended and Restated eLoyalty Corporation 1999 Employee Stock Purchase Plan	A-1

i

eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

PROXY AND VOTING INFORMATION

The Board of Directors (the “Board”) of eLoyalty Corporation (“eLoyalty”) is soliciting your proxy for use at the 2007 Annual Meeting of Stockholders of eLoyalty and any postponements or adjournments thereof (the “Annual Meeting”). These proxy materials, together with a copy of eLoyalty’s Annual Report, are first being mailed to eLoyalty stockholders beginning on or about April 12, 2007.

Who May Vote. Holders of record of shares of Common Stock of eLoyalty, $0.01 par value per share (“Common Stock”), and holders of record of shares of the 7% Series B Convertible Preferred Stock of eLoyalty, $0.01 par value per share (“Series B Stock” and, together with the Common Stock, “eLoyalty Stock”), at the close of business on March 30, 2007 (the “Record Date”) may vote at the Annual Meeting. On that date, 13,421,746 shares of eLoyalty Stock, comprising 9,331,197 shares of Common Stock and 4,090,549 shares of Series B Stock, were issued and outstanding and entitled to be voted at the Annual Meeting. Each share of eLoyalty Stock entitles the holder to one vote and both classes of eLoyalty Stock will vote together as a single class.

How to Vote. If you are a holder of record of eLoyalty Stock (that is, you hold your stock in your own name) on the Record Date, you may submit a proxy with your voting instructions by any of the following methods.

•	Through the Internet: Go to the Web address http://www.proxyvoting.com/eloy and follow the instructions on the proxy card.

•	By Telephone: Call 1-866-540-5760 on a touch-tone telephone from anywhere within the United States or Canada and follow the instructions on the proxy card.

•	By Mail: Complete, sign and mail the proxy card in the enclosed envelope.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number shown on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet. Once you have indicated how you want to vote in accordance with those instructions, you will receive confirmation that your proxy has been successfully submitted by telephone or through the Internet.

If you hold your shares of eLoyalty Stock in “street name” through a broker, nominee, fiduciary or other custodian, you should check the voting form used by that firm to determine whether you may vote by telephone or through the Internet. If so, use the different toll-free telephone number and Web site address provided on that firm’s voting form for its beneficial owners.

How Proxies Work. Giving your proxy means that you authorize the persons named as proxies to vote your shares at the Annual Meeting in the manner you direct. If you sign and return a proxy card without indicating your voting instructions, the proxies named on the proxy card will vote your shares FOR the election of the nominees for Director shown under “Director Election” on the following pages, FOR approval of the Amendment and Restatement of the 1999 Stock Purchase Plan and FOR ratification of Grant Thornton LLP as eLoyalty’s independent auditor for 2007.

Revocation of Proxies. You may revoke your proxy at any time before the voting at the Annual Meeting by any of the following methods:

•	submitting a new proxy that is properly signed with a later date;

•	voting again at a later date by telephone or through the Internet—your latest voting instructions will be counted and your earlier instructions, using the same procedures, will be revoked;

•

sending a properly signed written notice of your revocation to eLoyalty’s Corporate Secretary, at eLoyalty Corporation, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045, Attention: Corporate Secretary; or

•	voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

Quorum. In order to conduct the business of the Annual Meeting, eLoyalty must have a quorum. A quorum requires the presence, in person or by proxy, of a majority of the 13,421,746 shares of eLoyalty Stock outstanding on the Record Date. Proxies that are submitted by brokers as holders of record and that do not indicate a vote for some of the proposals, because the brokers have not received instructions from their customers or other beneficial owners on how to vote on those proposals and do not have discretionary voting authority, are called “broker non-votes.” We count abstentions, votes withheld with respect to the election of the Director nominees and broker non-votes as present at the Annual Meeting for the purpose of determining a quorum.

Required Votes. The nominees for Director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the greatest number of votes will be elected as Directors. Broker non-votes and instructions to withhold authority to vote for a nominee are not counted for this purpose and will not affect the outcome of the election. eLoyalty’s organizational documents do not provide for cumulative voting for Directors. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked ABSTAIN with respect to any such matter will not be voted, although it will be counted for purpose of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote on such items. Broker non-votes will not be voted on such other items but will be counted in determining whether there is a quorum with respect to such items.

Attending the Annual Meeting. If you are a registered holder of eLoyalty Stock and you plan to attend the Annual Meeting in person, please retain and bring with you the enclosed proxy card. If you hold your shares in “street name” (in the name of a broker or other nominee), please bring proof of your ownership of eLoyalty shares with you to the Annual Meeting. A bank or brokerage account statement showing that you owned eLoyalty Common Stock on March 30, 2006 would be acceptable for this purpose.

PROPOSAL 1: DIRECTOR ELECTION

Ge neral

The business and affairs of eLoyalty are managed under the direction of the Board. The Board has responsibility for establishing broad corporate policies relating to the overall performance of eLoyalty, rather than day-to-day operating details.

The Board is divided into three classes, each of which is elected for a three-year term. Only one class of Directors stands for election at each annual meeting of eLoyalty’s stockholders. At this year’s Annual Meeting, the Class II Directors stand for election. Jay C. Hoag, who has served as a Director of eLoyalty since February 2000, has elected not to stand for re-election. One Director, John C. Staley, and Henry J. Feinberg have been nominated by the independent members of the Board to stand at the Annual Meeting for election to a three-year term expiring in 2010. If for any reason either Mr. Feinberg or Mr. Staley becomes unable or is unwilling to serve at the time of the meeting, the persons named as proxies in the enclosed proxy card will have discretionary authority to vote for a substitute nominee and would vote for the substitute nominee selected by the independent members of the Board. It is not anticipated that either Mr. Feinberg or Mr. Staley will be unavailable for election.

The following sets forth information regarding the nominees for election as Directors at this Annual Meeting and each Director continuing in office, including his age, present principal occupation, other business experience during at least the last five years, Directorships in other publicly held companies and period of service as a Director of eLoyalty.

Nominees for Election as Class II Directors at this Annual Meeting (to a three-year term expiring at the 2010 Annual Meeting):

Henry J. Feinberg, age 54, is a venture partner of Technology Crossover Ventures (“TCV”), a venture capital firm located in Palo Alto, California. Since 2000, Mr. Feinberg has served in various roles with TCV, including venture partner and general partner. Mr. Feinberg was recommended by TCV as a candidate for Director.

John C. Staley, age 65, is the former Managing Partner—Lake Michigan Area of Ernst & Young LLP, a global audit and tax firm, a position that he held from 1985 until his retirement in June 2001. Mr. Staley is a Director of Hospira, Inc., as well as various private companies. Mr. Staley has been a Director of eLoyalty since August 2002.

THE eLOYALTY BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE TWO DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS.

Class III Directors whose Present Terms Continue until the 2008 Annual Meeting:

Kelly D. Conway, age 50, is the President and Chief Executive Officer of eLoyalty, a position he has held since its incorporation in May 1999 as a subsidiary of Technology Solutions Company (“TSC”), a business consulting and systems integration company. Mr. Conway joined TSC in November 1993 as Senior Vice President, assumed the position of Executive Vice President in July 1995 and became Group President in October 1998. He has been a Director of eLoyalty since May 1999.

Michael J. Murray, age 62, is the retired President of Global Corporate and Investment Banking at Bank of America Corporation, a banking and financial services company. He held such office from 1998 until his retirement in July 2000. From March 1997 until the BankAmerica-NationsBank merger in 1998, Mr. Murray headed BankAmerica Corporation’s Global Wholesale Bank and was responsible for its business with large corporate, international and government clients around the world. Mr. Murray was named a BankAmerica Vice Chairman and head of the United States and International Groups in September 1995. He serves as a Director of Con-Way Inc.  Mr. Murray has been a Director of eLoyalty since June 1999.

Class I Directors whose Present Terms Continue until the 2009 Annual Meeting:

Tench Coxe, age 49, is a managing Director of the general partner of Sutter Hill Ventures, a California limited partnership (“Sutter Hill”), a venture capital company located in Palo Alto, California, and has held that position since 1987. Mr. Coxe is a Director of NVIDIA Corporation and various private companies. He has been a Director of eLoyalty and the Chairman of the Board since February 2000.

John T. Kohler, age 60, is the former President and Chief Executive Officer of TSC, which included eLoyalty as a division prior to its spin-off in February 2000. Mr. Kohler held such office from 1995 until his retirement in February 2000. He joined TSC as Senior Vice President in 1992, was promoted to Executive Vice President and named to the Office of the Chairman in 1993 and became President and Chief Operating Officer in 1994. He has been a Director of eLoyalty since May 1999.

Board Processes and Committees

General

The Board held eight meetings during the fiscal year ended December 30, 2006. During this period, each of the incumbent Directors attended 75% or more of the aggregate number of meetings of the Board and of the Board committees on which he served that were held. The Board met in executive session four times in 2006. eLoyalty does not have a specific policy regarding Board members’ attendance at the Annual Meeting of Stockholders. The 2006 annual meeting was attended by one Director, Mr. Conway.

The Board of Directors has determined that five of its six Directors—Messrs. Coxe, Hoag, Kohler, Murray and Staley—are independent under the listing standards of The NASDAQ Stock Market LLC (“Nasdaq”). While it has not yet officially done so, it is currently expected that the Board will also determine that Mr. Feinberg is independent under the same standards. Management has reviewed any and all relationships between Mr. Feinberg and eLoyalty and believes that Mr. Feinberg will be determined to be independent under the governing standards. The Board determined that Mr. Conway is not independent because he is eLoyalty’s President and Chief Executive Officer.

The Board of Directors has two standing committees to assist it in the discharge of its responsibilities: an Audit Committee and a Compensation Committee. Although the Board of Directors does not have a nominating or similar committee, it has adopted a standing resolution which provides that all nominees for membership on the Board of Directors must be selected, or recommended to the full Board for selection, by the independent Directors.

Audit Committee

The Audit Committee is currently composed of Mr. Staley, as Chairman, and Messrs. Coxe, Murray and Kohler. The Audit Committee met nine times during fiscal 2006. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of eLoyalty’s public accountants (including resolution of disagreements between management and the public accountants regarding financial reporting) subject, if applicable, to stockholder ratification of the public accountants’ appointment, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for eLoyalty. The Audit Committee approves all audit engagement fees and terms and all non-audit engagements with the public accountants as required by applicable law and the requirements of Nasdaq. In connection with its duties, the Audit Committee regularly meets privately with eLoyalty’s independent public accountants. The Audit Committee has adopted a policy for the receipt, retention and treatment of complaints or concerns regarding accounting-related matters. See “—Communications with the Board.” The Audit Committee operates under a written charter, the current version of which was adopted by the Board in March 2004. The Audit Committee reviews and reassesses the adequacy of this Charter annually. The Audit Committee Charter is available on eLoyalty’s website, www.eloyalty.com. A report of the Audit Committee appears elsewhere in this Proxy Statement on page 14.

The Board has determined that each member of the Audit Committee meets the enhanced independence requirements applicable to Audit Committee members under both Nasdaq listing standards and the Sarbanes-Oxley Act of 2002 and the related Securities and Exchange Commission (“SEC”) rules. Under the SEC rules, a person is not qualified to serve on an audit committee if he or she is an “affiliate” of the relevant company. The SEC rules create a safe harbor, whereby a person will not be deemed to be an affiliate of a company if he or she does not beneficially own more than 10% of any class of voting equity securities of that company. Mr. Coxe is considered the beneficial owner of 17.4% of eLoyalty’s Common Stock and 26.3% of eLoyalty’s Series B Stock (representing 13.5% of eLoyalty’s voting power, in the aggregate) by virtue of his position as a managing director of the general partner of Sutter Hill. Although Mr. Coxe does not qualify for the safe harbor created by the SEC rules, based on all of the facts and circumstances, the Board has determined that he is not an affiliate of eLoyalty.

The Board has determined that each of Messrs. Kohler and Staley qualifies as an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002 and that the remaining members of the Audit Committee meet the financial literacy requirements of Nasdaq.

Compensation Committee

The Compensation Committee, whose current members are Mr. Coxe, as Chairman, Messrs. Hoag and Kohler, met four times during fiscal 2006. The Compensation Committee reviews and acts with respect to stock incentive and other employee benefit plans and approves or makes recommendations to the Board with respect to the salary and annual incentive compensation of, and stock awards for, executive officers of eLoyalty. The Board has determined that each member of the Compensation Committee is independent for purposes of Nasdaq listing standards. The Compensation Committee does not operate under a written charter. A report of the Compensation Committee appears later in this Proxy Statement on page 25.

The Compensation Committee has not engaged a compensation consultant. Compensation for senior executives is determined by the Compensation Committee after analyzing the performance of eLoyalty and the applicable executive, based on recommendations of eLoyalty management.

Director Nominations

Responsibility. The Board does not have a nominating or similar committee, although it has adopted a standing resolution which provides that all nominees for membership on the Board must be selected, or recommended to the full Board for selection, by the independent Directors then in office (the “Nominating Directors”) in accordance with the rules of Nasdaq. Under this standing resolution, the Nominating Directors are responsible for: (1) reviewing and, as applicable, recommending to the full Board possible candidates for membership on the Board, and assisting in attracting qualified candidates to fill vacant or newly created Directorships; (2) reviewing and recommending to the full Board a management slate of Directors to be proposed for election at the Annual Stockholders’ Meeting and included in the Proxy Statement for such meeting, as well as reviewing and recommending to the full Board any Directors to fill vacancies that may exist on the Board; and (3) reviewing the function and composition of the several committees of the Board and recommending to the full Board qualified persons for membership on such committees. The affirmative vote of at least a majority of the Nominating Directors is required to approve any action which may or must be taken by the Nominating Directors. The Nominating Directors have the ability to retain, at eLoyalty’s expense, special legal, accounting or other consultants or experts they deem necessary in the performance of their duties under the standing resolution. The Board believes that, in light of the independent Directors’ responsibility for eLoyalty’s nominating processes under this resolution, it is unnecessary to have a separate nominating or similar committee of the Board. The Nominating Directors have not held meetings separate from the Board in their capacities as such. The Board’s standing resolution is available on eLoyalty’s website at www.eloyalty.com.

Stockholder Nominees. The Nominating Directors will consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating Directors should include the nominee’s name and qualification for Board membership. In addition, they must be submitted within the time frame and to the address specified under “Submission of Stockholder Proposals for 2008” on page 35.

Director Qualifications. In discharging its responsibilities to nominate candidates for election to the Board, the Nominating Directors have not specified any minimum qualifications for serving on the Board. However, the Nominating Directors endeavor to evaluate, propose and approve candidates with business experience and personal skills in technology, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Nominating Directors seek to assure that the Board is composed of individuals who have experience relevant to the needs of eLoyalty and who have the highest professional and personal ethics, consistent with eLoyalty’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each Director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors. The Nominating Directors use a variety of methods for identifying and evaluating nominees for Director. Candidates may come to the attention of the Nominating Directors through current Board members, professional search firms (for which they may receive a fee), stockholders or other persons. These candidates are evaluated at regular or special meetings of the Board and may be considered at any point during the year. As described above, the Nominating Directors will consider properly submitted stockholder nominations for candidates for the Board. All properly submitted recommendations will be aggregated and considered by the Nominating Directors.

Communications with the Board

Anyone who has a concern about eLoyalty’s conduct, or about eLoyalty’s accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Board, the non-employee Directors or the Audit Committee. All such concerns related to audit or accounting matters will be forwarded to the Audit Committee Chair for his review, as well as to eLoyalty’s General Counsel or Chief Financial Officer (unless the report alleges that person’s involvement). After the Audit Committee Chair’s initial review and a summary of the matter is prepared, the concern will be forwarded to the remaining Audit Committee members. All other concerns will be forwarded upon receipt to the appropriate Directors for their review, as well as to eLoyalty’s General Counsel and Chief Financial Officer (unless the report alleges that person’s involvement in the matter).

All reported concerns will be simultaneously reviewed and addressed by eLoyalty’s General Counsel or his designee. The status of all outstanding concerns addressed to the Board, the non-employee Directors or the Audit Committee will be reported to the Board on a quarterly basis. The Board or any of its committees may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. eLoyalty’s corporate policies prohibit retaliatory action against any employee who raises concerns or questions in good faith about these matters.

Stockholders wishing to communicate with the Board, the non-employee Directors or the Audit Committee may do so by writing to eLoyalty’s General Counsel at 150 Field Drive, Suite 250, Lake Forest, Illinois 60045. The General Counsel will forward any communications as directed by the stockholder. eLoyalty maintains a separate, internal system for the receipt of communications from employees.

Transactions with Related Persons

eLoyalty’s Code of Ethical Business Conduct requires that all business transactions be at arms’ length, negotiated in good faith and based on merit alone. All of eLoyalty’s employees have a responsibility and duty of loyalty to eLoyalty and all business decisions are to be made in the best interests of eLoyalty, which means putting eLoyalty’s interests first. If a situation arises that would constitute a related-party transaction under SEC rules, the independent Board members will review the propriety of, and approve or disapprove, such transaction.

There were no transactions, relationships or arrangements proposed during 2006 that would constitute related person transactions under item 404 of Regulation S-K under the Securities Act of 1933, as amended.

Director Compensation

The following table summarizes compensation that eLoyalty’s non-employee Directors earned for services during 2006 as members of its Board.

Name	Fees Earned or Paid in Cash(1)	Option Awards(1)(2)(3)	Total
Tench Coxe	$30,500	$8,003	$38,503
John T. Kohler	$30,500	$8,003	$38,503
Michael J. Murray	$28,500	$8,003	$36,503
John C. Staley	$27,000	$8,003	$35,003

(1)	Mr. Hoag has declined receipt of any options, fees or reimbursement for expenses for service as an eLoyalty Director.

(2)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2006. The assumptions used with respect to the valuation of option grants are set forth in “eLoyalty Corporation Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note Thirteen—Stock-Based Compensation.” The aggregate option awards outstanding for each person in the table above as of December 30, 2006 are:

	Outstanding Options
Name	Vested	Unvested
Tench Coxe	49,100	10,600
John T. Kohler	86,534	10,600
Michael J. Murray	63,958	10,600
John C. Staley	38,898	10,600

(3)	The grant date fair value of the 1,200 options granted to each of eLoyalty’s Directors in 2006 was $10,700.

Summary of Director Compensation

During eLoyalty’s fiscal year ended December 30, 2006, Directors who were not employees of eLoyalty or any of its subsidiaries (“non-employee Directors”) each received $1,500 for their attendance at each meeting of the Board, $2,000 for each Audit Committee meeting attended and $500 for each Compensation Committee meeting attended (each of which was held in tandem with a meeting of the Board). If any Compensation Committee meetings had been held apart from a Board meeting, each Compensation Committee member would have received $1,000 per meeting attended. Mr. Hoag historically has declined to accept any such compensation for his service as a member of the Board or the committees on which he served. eLoyalty also reimburses non-employee Directors for their travel-related expenses incurred in attending meetings of the Board and its committees.

In addition to meeting attendance fees, non-employee Directors are eligible to receive automatic grants of stock options under the eLoyalty Corporation 1999 Stock Incentive Plan (the “1999 plan”). The 1999 plan provides for each non-employee Director to receive: (i) an option to purchase 5,000 shares of eLoyalty Common Stock upon commencement of service as a Director (an “Initial Grant”); and (ii) an option to purchase 1,200 shares of eLoyalty Common Stock on the day after each annual meeting of eLoyalty stockholders during which such service continues (an “Annual Grant”). In February 2007, the number of options included in an Annual Grant was increased to 5,000 options, commencing on the day after eLoyalty’s 2007 Annual Stockholders’ Meeting. Stock options granted to non-employee Directors have an exercise price per share equal to the fair market value of a share of eLoyalty Common Stock on the grant date and a maximum term of ten years. Vesting occurs ratably over a period of 48 months from the end of the month following the grant date with respect to each Initial Grant and over a period of 12 months from the end of the month following the grant date with respect to each Annual Grant.

PROPOSAL 2: AMENDMENT AND RESTATEMENT OF 1999 EMPLOYEE

STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE

FOR ISSUANCE UNDER THE PLAN TO 500,000

Description of the Proposal

You are being asked to vote on a proposal to approve the amendment and restatement of the 1999 Employee Stock Purchase Plan (“ESPP”). Subject to stockholder approval, on February 14, 2007 the Board approved the amendment and restatement of the ESPP to increase the number of shares authorized for issuance under the ESPP to 500,000 shares of Common Stock. All other provisions of the ESPP that are currently in effect will remain the same.

The purpose of the ESPP is to give to eLoyalty employees a favorable opportunity to acquire an equity interest in eLoyalty through the purchase of eLoyalty Common Stock, thereby encouraging all employees to accept, or to continue in, employment with eLoyalty. eLoyalty believes that the ESPP increases the interest of all eLoyalty employees in its performance through participation in the growth and value of eLoyalty Common Stock. The Board seeks to have sufficient shares authorized for issuance under the plan to continue participation by our employees.

The ESPP became effective on February 16, 2000. Originally, 500,000 shares were authorized. The ESPP was amended on February 28, 2001 to increase the number of shares to 1,250,000, which became equivalent to 125,000 after eLoyalty completed a reverse 10-for-1 split of its shares of Common Stock on December 19, 2001. On March 31, 2002, the Board decided to freeze the operation of the ESPP due to the decline in eLoyalty’s stock price and the resulting lack of participation in the ESPP.

Principal Provisions of the Employee Stock Purchase Plan

The following summary of the ESPP is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the full text of the proposed amended and restated ESPP, which is attached hereto as Annex A.

Administration. The Compensation Committee will administer the ESPP. The Compensation Committee has sole authority to interpret the ESPP and make all determinations deemed necessary or advisable for administration of the ESPP. eLoyalty will pay all costs and expenses incurred in the ESPP and all payroll deductions under the ESPP will be credited to a non-interest bearing account.

Eligibility. Each of eLoyalty’s employees, including eLoyalty’s executive officers, whose customary employment with eLoyalty is at least twenty hours per week and more than five months in any calendar year is eligible to participate in the ESPP. However, no employee may be granted a purchase right under the ESPP to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of all classes of outstanding capital stock of eLoyalty. Currently, that limitation would only apply to Kelly Conway, President and Chief Executive Officer of eLoyalty.

Shares Available Under the ESPP. As of March 30, 2007, a total of 23,717 shares of Common Stock remained available for future purchases under the ESPP. If the amendment of the ESPP is approved by eLoyalty’s stockholders, the number of shares of Common Stock available for future purchases will be increased to 500,000 shares. If any purchase rights granted under the ESPP expire or are terminated for any reason without having been exercised in full, the unpurchased shares shall be available for reissue under the ESPP.

Purchase Price. The purchase price per share at which shares will be sold in under the ESPP is 85% of the lesser of the closing price of a share of Common Stock, as reported on Nasdaq on the first day of the purchase period or on the last day of the applicable purchase period.

Payment of Purchase Price; Payroll Deductions. Payment for shares by participants will be by accumulation of after-tax payroll deductions from his or her salary during the purchase period. A participant may also elect to have deductions taken from his or her bonuses, overtime, commissions and other amounts to the extent paid in cash. A participant cannot purchase more than $25,000 of Common Stock in any calendar year, more than 1,500 shares of Common Stock or 15% of his or her salary in any purchase period.

For each purchase period, a participant will be entitled to purchase up to the number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to the purchase date by the applicable purchase price. During a purchase period, any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent purchase period. No interest accrues on the payroll deductions of a participant in the ESPP.

Purchase Periods. The ESPP is implemented by purchase periods that generally have a three-month duration. Each purchase period is comprised of three months, generally corresponding with eLoyalty’s fiscal quarters.

Amendment and Termination of ESPP. The Board may terminate or amend the ESPP immediately after the close of a purchase period without the approval of stockholders. However, the Board must seek stockholder approval to: (a) increase the number of shares of Common Stock reserved for issuance under the ESPP; (b) change the class of persons eligible to participate in the ESPP; or (c) extend the term of the ESPP.

The ESPP automatically terminates on the earlier of: (a) termination by the Board; or (b) issuance of all the shares reserved under the ESPP.

Termination of Purchase Rights and Change in Payroll Deductions. A purchase right terminates at the end of the purchase period or earlier if the participant terminates employment. A participant may withdraw at any time at or before the end of the purchase period by written notification of his or her election to withdraw. Upon receipt of such notice, all future payroll deductions will cease and any payroll deductions previously collected during the offering period will be refunded, without interest.

Adjustments and Corporate Transactions. If any change of Common Stock occurs (through a recapitalization, stock dividend, stock split, reorganization, merger or similar change affecting Common Stock), eLoyalty will make appropriate adjustments in the number of shares and purchase price covered by each outstanding purchase right granted under the ESPP and the aggregate number of shares of Common Stock reserved for issuance under the ESPP in order to prevent dilution or enlargement of benefits thereunder.

In the event of a corporate transaction (such as dissolution or liquidation, merger with and into another entity, or sale of all or substantially all of our assets), each outstanding purchase right will terminate unless the surviving corporation assumes the outstanding purchase rights or replaces them with substitute purchase rights having substantially similar terms and conditions. However, if outstanding purchase rights are to terminate upon such a corporate transaction, each purchase right under the ESPP may be exercised immediately before consummation of the corporate transaction as if such date were the last date of the purchase period.

The following table shows, as of March 15, 2007, information regarding outstanding awards under all compensation plans of eLoyalty (including individual compensation arrangements) under which equity securities of eLoyalty may be delivered:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance(1)(2)
Equity compensation plans approved by security holders	697,964	$23.68	85,591	(3)
Equity compensation plans not approved by security holders	14,626	$37.84	84,118

Subtotal(4)	712,590	$23.97	169,709

Treasury shares		$20.58	67,351

Total			237,060

(1)	Reflects number of shares of eLoyalty’s Common Stock.
(2)	All of the securities available for future issuance listed herein may be issued other than upon the exercise of an option, warrant or similar right. All of these shares are available for award in the form of restricted stock, bonus stock, performance shares or similar awards under eLoyalty’s applicable equity compensation plans.
(3)	eLoyalty’s plan that has been approved by its stockholders is the 1999 Stock Incentive Plan. This plan includes an “automatic increase” feature whereby, as of the first day of each fiscal year, the number of shares available for awards, other than incentive stock options, automatically increases by an amount equal to five percent (5%) of the number of shares of Common Stock then outstanding.
(4)	Does not include: (i) shares of restricted Common Stock held by employees, of which 1,187,199 shares were issued and outstanding as of March 15, 2007, which are included in the amount of issued and outstanding shares; or (ii) 148,564 shares of Common Stock issuable pursuant to installment stock awards granted to employees, which (subject to specified conditions) will be issued in the future in consideration of the employees’ services to the Company.

The plan described above as not having been approved by eLoyalty’s stockholders is the 2000 Stock Incentive Plan. This is a broadly based plan under which non-statutory stock options, restricted stock and bonus stock awards may be granted to officers, employees and certain consultants and independent contractors of eLoyalty and its subsidiaries. This plan may be administered by one or more committees of the Board that the Board has designated to carry out actions under the plan on its behalf, which is currently the Compensation Committee. All awards made under this plan are discretionary. The Compensation Committee or, if applicable, the Board determines which eligible persons will receive awards and also determines all terms and conditions (including form, amount and timing) of each award. The plan terminates September 23, 2011, which is ten years after the effective date of the last amendment and restatement of the plan, unless terminated earlier by the Board. Termination of the plan will not affect the terms or conditions of any award granted prior to termination.

Summary of Federal Income Tax Consequences of Participating in the ESPP

The following is only a summary of the general rules of current United States Federal income tax law relating to the tax treatment of the ordinary shares purchased under the ESPP. The discussion is general in nature and is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant’s death or the income taxes of any city, state or foreign country in which the participant may reside.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. Under a qualifying plan, no taxable income will be reportable by a participant, and eLoyalty will not be allowed any deductions, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the purchase period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then eLoyalty will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will eLoyalty be allowed a deduction with respect to the participant’s disposition of the purchased shares.

Any additional gain or loss recognized upon the disposition of the shares will be a capital gain or loss, which will be long-term if the shares have been held for more than one year following the date of purchase under the ESPP.

New Plan Benefits

Since purchase rights are subject to discretion, including an employee’s decision not to participate in the ESPP, awards under the ESPP for the current fiscal year are not determinable.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of Common Stock entitled to vote on the proposal who are present at the Annual Meeting of Stockholders in person or by proxy and are voted for or against the proposal is required to approve the Amendment and Restatement of the Employee Stock Purchase Plan.

THE eLOYALTY BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN TO 500,000 SHARES.

PROPOSAL 3: RATIFICATION OF

INDEPENDENT AUDITOR FOR 2007

General

Grant Thornton LLP (“Grant Thornton”) has acted as independent auditor for eLoyalty since May 4, 2006, succeeding PricewaterhouseCoopers LLP (“PwC”). The Audit Committee appointed Grant Thornton as independent auditor for eLoyalty to examine its consolidated financial statements for the year ending December 30, 2006.

eLoyalty has been advised that representatives of Grant Thornton and PwC will be at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Change in Auditor in 2006

PwC had acted as independent auditor for eLoyalty since its incorporation and had been appointed as independent auditor for 2006. PwC had also provided eLoyalty with outsourced tax compliance services for the three years preceding 2006 and had been contracted to continue to perform such services through 2008. In 2006, eLoyalty was required to undergo an audit of its internal control over financial reporting pursuant to Sarbanes-Oxley Section 404, including those controls that relate to taxes. In preparation for that audit, eLoyalty required internal control assistance associated with design control, documentation and testing in the tax area from outside parties.

As a result, in early 2006, PwC advised eLoyalty that PwC was prohibited from both providing this additional service with respect to internal control assistance and acting as eLoyalty’s independent auditor. eLoyalty management, with the concurrence of the Audit Committee, determined that such services would most efficiently be performed by the same party that provides eLoyalty with tax compliance services, as opposed to engaging a third party to provide eLoyalty with internal control assistance in the tax area. In light of this, as described in the 2006 Proxy Statement, the Audit Committee decided in 2006 to terminate PwC as either eLoyalty’s independent auditor or its tax compliance outsourcer and directed management to review alternatives for both categories of service and provide its recommendations.

Based on this review, on May 4, 2006, the Audit Committee of the Board of Directors of eLoyalty selected Grant Thornton to be the independent auditor for eLoyalty for the year ending December 30, 2006, and dismissed PwC in that capacity. PwC’s dismissal became final when PwC completed its procedures regarding eLoyalty’s unaudited interim financial statements as of and for the quarter ended April 1, 2006 and the Form 10-Q in which such unaudited interim financial statements were included. PwC’s reports on eLoyalty’s financial statements as of December 31, 2005 and January 1, 2005 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2005 and January 1, 2005 and through May 4, 2006, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years. During the years ended December 31, 2005 and January 1, 2005 and through May 4, 2006, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

For fiscal 2006 and 2005, fees for services provided by Grant Thornton and PwC, respectively, are described below. The Audit Committee has concluded that the provision of the services rendered by Grant Thornton with respect to the fees described below was compatible with maintaining Grant Thornton’s independence.

Audit Fees

Total audit fees for the 2006 fiscal year were $405,000 paid to Grant Thornton and $387,000 paid to PwC for 2005. Of the total audit fees paid in fiscal year 2006, $405,000 for professional services rendered for the audits of the consolidated financial statements of eLoyalty and internal controls of eLoyalty. None of these fees were for statutory audit work for eLoyalty affiliates in non-U.S. jurisdictions. Of the total audit fees paid in fiscal year 2005, $269,000 was for professional services rendered for the audits of the consolidated financial statements of eLoyalty and $118,000 was for statutory audit work for eLoyalty affiliates in non-U.S. jurisdictions.

Audit-Related Fees

Audit-related fees for accounting consultations and Sarbanes-Oxley Section 404 advisory services were $16,000 to Grant Thornton for fiscal year 2006 and $3,000 to PwC for fiscal year 2005.

Tax Fees

No tax fees were paid to Grant Thornton for fiscal year 2006. Tax fees paid to PwC for fiscal year 2005 of $327,000 were for tax compliance services, including the preparation of Federal, state, foreign and expatriate tax returns and assistance with respect to tax audits and appeals. In late 2002, the Audit Committee decided to fully outsource eLoyalty’s tax compliance services. After the reviewing the terms of alternative proposals, PwC was selected to perform that work.

All Other Fees

No fees other than those described above were paid to Grant Thornton or PwC for fiscal year 2006 or 2005, respectively.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided to eLoyalty by Grant Thornton. Pre-approval generally is provided at a regular meeting of the Audit Committee and covers a several-year period and is, at a minimum, reviewed annually. Any pre-approval is detailed as to the particular service or category of services covered and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by Grant Thornton in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee, or its Chairman, may also pre-approve other particular services on a case-by-case basis. All services provided to eLoyalty by Grant Thornton during 2006 and PwC in 2005 were pre-approved by the Audit Committee in accordance with this policy. Specifically, at various meetings held in 2006 and 2005, the Audit Committee approved Grant Thornton’s provision of audit services for 2006 and PwC’s provision of services for 2005 and Sarbanes Oxley Section 404 advisory services for 2006 and 2005.

THE eLOYALTY BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE RATIFICATION OF GRANT THORNTON AS eLOYALTY’s INDEPENDENT AUDITOR FOR 2007.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Composition and Activities

The Audit Committee, which comprises four independent Directors, operates under a written Audit Committee Charter.

The composition of the Audit Committee complies with the current listing standards of Nasdaq. The Board has determined that each member of the Audit Committee meets the enhanced independence requirements applicable to audit committee members under both Nasdaq listing standards and the Sarbanes-Oxley Act of 2002 and related SEC rules. Under the SEC rules, a person is not qualified to serve on an audit committee if he or she is an “affiliate” of the relevant company. The SEC rules create a safe harbor whereby a person will not be deemed to be an affiliate of a company if he or she does not beneficially own more than 10% of any class of voting equity securities of that company. Mr. Coxe is considered the beneficial owner of 17.4% of eLoyalty’s Common Stock and 26.3% of eLoyalty’s Series B Stock (representing 13.5% of eLoyalty’s voting power, in the aggregate) by virtue of his position as a managing director of the general partner of Sutter Hill. Although Mr. Coxe does not qualify for the safe harbor created by the SEC rules, based on all of the facts and circumstances, the Board has determined that he is not an affiliate of eLoyalty.

Report

The Audit Committee has furnished the following report:

The Audit Committee has reviewed and discussed with eLoyalty’s management and Grant Thornton the audited financial statements of eLoyalty contained in eLoyalty’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006. The Audit Committee also has discussed with Grant Thornton the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications).

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1, entitled “Independence Discussions with Audit Committee,” and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in eLoyalty’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006 filed with the Securities and Exchange Commission on March 13, 2007.

John C. Staley, Audit Committee Chair

Tench Coxe, Audit Committee Member

John T. Kohler, Audit Committee Member

Michael J. Murray, Audit Committee Member

OTHER BUSINESS

The Board does not know of any further business to be presented at the Annual Meeting. However, should any other matters requiring a vote of eLoyalty stockholders arise, the persons named as proxies in the enclosed proxy card intend to vote on those matters in accordance with their judgment as to the best interests of eLoyalty.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Information

Common Stock

To eLoyalty’s knowledge, the following table sets forth information regarding beneficial ownership of eLoyalty Common Stock (as beneficial ownership is determined for purposes of Rule 13d-3 under the Securities Exchange Act of 1934) as of March 15, 2007, except as otherwise indicated, by: (i) each person or group that beneficially owns more than 5% of the outstanding shares of eLoyalty Common Stock; (ii) each of the five executive officers of eLoyalty named in the 2006 Summary Compensation Table appearing on page 26 of this Proxy Statement; (iii) each of the Directors of eLoyalty; and (iv) all executive officers, Directors and Director nominees of eLoyalty as a group. To eLoyalty’s knowledge, the table also shows, for such individuals and group, the percentage of eLoyalty’s total voting power beneficially owned as of such date (based on the number of shares of Common Stock and Series B Stock, which generally votes with the Common Stock, so owned). Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)		Percent of Outstanding Common Stock(1)(2)	Percent of Total Voting Power(1)
Jay C. Hoag, Richard H. Kimball and various entities affiliated with Technology Crossover Ventures	2,808,038	(3)	25.1%	20.9%
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Henry J. Feinberg and TCV IV, L.P., an entity affiliated with Technology Crossover Ventures	2,220,749	(4)	20.5%	16.5%
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Brookside Capital Partners Fund, LP	675,297	(5)	7.0%	5.0%
111 Huntington Avenue
Boston, MA 02199
S Squared Technology Corp	827,743	(6)	8.9%	6.2%
515 Madison Avenue
New York, New York 10022
John A. Murphy and various entities affiliated with Alydar Partners, LLC	586,404	(7)	6.3%	4.4%
222 Berkeley Street, 17th Floor
Boston, MA 02116
Peninsula Capital Management and Scott Bedford	735,635	(8)	7.9%	5.5%
235 Pine Street, Suite 1818
San Francisco, California 94104
Michael T. Tokarz	516,620	(9)	5.4%	3.9%
287 Bowman Ave.
Purchase, NY 10577
Kelly D. Conway	578,850		6.2%	4.3%
Tench Coxe	1,811,403	(10)	17.4%	13.5%
John T. Kohler	109,916		1.2%	*
Michael J. Murray	222,856		2.4%	1.7%
John C. Staley	65,308		*	*
Karen Bolton	60,551		*	*
Christopher J. Danson	164,434	(11)	1.8%	1.2%
Steven C. Pollema	179,898		1.9%	1.3%
Steven H. Shapiro	54,750		*	*
All Directors and executive officers as a group (11 individuals)	6,056,004		49.1%	45.1%

* Less	than one percent.

(1)	Includes shares of eLoyalty Common Stock that may be acquired within 60 days after March 30, 2007 through the exercise of stock options outstanding as of such date, as follows: Mr. Coxe, 54,600 shares; Mr. Kohler, 92,034 shares; Mr. Murray, 69,458 shares; Mr. Staley, 54,398 shares; Mr. Conway, 6,250 shares; Ms. Bolton, 4,500 shares; Mr. Danson, 2,635 shares (135 shares that may be acquired by Mr. Danson’s spouse); Mr. Pollema, 21,250 shares; and all Directors and executive officers as a group, 305,125 shares. With respect to each of these individuals and such group, these shares have been deemed to be outstanding in computing the percent of class in the preceding table.
(2)	Includes shares of eLoyalty Common Stock that may be acquired within 60 days after March 30, 2007 through exercise of the conversion feature associated with the shares of eLoyalty Series B Stock held by such person or group, in the amounts reflected for such person or group in the table entitled “Series B Stock” below. With respect to each of these persons and such group, these shares have been deemed to be outstanding in computing the percent of class in the preceding table.
(3)	Messrs. Hoag and Kimball are the two managing members of Technology Crossover Management III, L.L.C. (“TCM III”) and Technology Crossover Management IV, L.L.C. (“TCM IV”). TCM III is the managing general partner of TCV III (GP) and the sole general partner of TCV III, L.P., TCV III (Q), L.P., and TCV III Strategic Partners, L.P. (TCV III (GP), TCV III, L.P., TCV III (Q), L.P. and TCV III Strategic Partners, L.P., collectively the “TCV III Funds”), and TCM IV is the sole general partner of TCV IV, L.P. and TCV IV Strategic Partners, L.P. (the “TCV IV Funds”). Each of the TCV III Funds and the TCV IV Funds (collectively, the “TCV Funds”) holds of record shares of eLoyalty Common Stock, and TCM III and TCM IV may be deemed to have sole voting and investment power with respect to the shares of eLoyalty Common Stock held by the TCV III Funds and the TCV IV Funds, respectively. As a result of their position as the managing members of TCM III and TCM IV, each of Messrs. Hoag and Kimball may be deemed to have sole investment power and shared voting power over all shares of eLoyalty Common Stock held by the TCV Funds. All of the shares of eLoyalty Common Stock shown in the preceding table as beneficially owned by Messrs. Hoag and Kimball are held of record by the TCV Funds. TCM III and TCM IV and Messrs. Hoag and Kimball disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein. The numbers of shares of eLoyalty Common Stock held of record by each of the TCV Funds as of March 15, 2007 are as follows: TCV III (GP), 1,372 shares; TCV III, L.P., 6,524 shares; TCV III (Q), L.P., 173,418 shares (5.0% of the Common Stock, after giving effect to the conversion of the Series B Stock held); TCV III Strategic Partners, L.P., 7,851 shares; TCV IV, L.P., 719,076 shares (6.6% of the Common Stock, after giving effect to the conversion of the Series B Stock held); and TCV IV Strategic Partners, L.P., 26,992 shares. The share amounts in this footnote do not include any shares of Series B Stock, although any Common Stock ownership percentage gives effect to the conversion of any Series B Stock held.
(4)	Mr. Feinberg is an assignee of TCV IV, L.P., which holds of record shares of eLoyalty Common Stock, and may be deemed to have sole voting and investment power with respect to the shares of eLoyalty Common Stock held by the TCV IV, L.P. As a result, he may be deemed to have sole investment power and shared voting power over all shares of eLoyalty Common Stock held by TCV IV, L.P. All of the shares of eLoyalty Common Stock shown in the preceding table as beneficially owned by Mr. Feinberg are held of record by TCV IV, L.P. Mr. Feinberg disclaims beneficial ownership of such securities, except to the extent of his respective pecuniary interests therein. The share amount in this footnote does not include any shares of Series B Stock, although any Common Stock ownership percentage gives effect to the conversion of any Series B Stock held. The share amount in this footnote also includes shares held in footnote (3) by TCV IV, L.P.
(5)	This information, which is not within the direct knowledge of eLoyalty, has been derived from a Schedule 13G/A filed with the SEC on February 14, 2007 with respect to eLoyalty Common Stock beneficially owned as of December 31, 2006. Based on the information contained therein, Brookside Capital Partners Fund, LP beneficially owns and has sole voting and investment power with respect to 675,297 shares and includes 296,327 shares that may be acquired upon conversion of Series B stock.
(6)

This information, which is not within the direct knowledge of eLoyalty, has been derived from a Schedule 13G/A filed with the SEC on February 14, 2007 with respect to eLoyalty Common Stock beneficially owned as of December 31, 2006. Based on the information contained therein, S Squared Technology Corp.

beneficially owns and has sole voting and investment power with respect to 827,743 shares, including 23,313 shares beneficially owned by S Squared Capital II Management, LLC and 175,978 shares beneficially owned by S Squared Technology Partners, L.P. and 628,452 shares beneficially owned by S Squared Technology LLC, which includes 22,475 shares that may be acquired upon conversion of Series B Stock.

(7)	This information, which is not within the direct knowledge of eLoyalty, has been derived from a Schedule 13G filed with the SEC on February 14, 2007 with respect to eLoyalty Common Stock beneficially owned as of December 31, 2006. Based on the information contained therein, John A. Murphy shares voting and investment power with respect to 586,404 shares (6.3%) of the Common Stock. Mr. Murphy is managing member of Alydar Capital, LLC and Alydar Partners, LLC, both Delaware limited liability companies, which own and share voting and investment power with respect to 171,478 shares and 586,404 shares, respectively, of the Common Stock. Alydar Capital, LLC is the general partner of Alysheba Fund, L.P. (which owns and has sole voting and investment power with respect to 5,961 shares of Common Stock) and Alysheba QP Fund, L.P. (which owns and has sole voting and investment power with respect to 165,517 shares of the Common Stock). Alydar Partners, LLC is the investment manager of Alysheba Fund, L.P., Alysheba QP Fund, L.P., and Alysheba Fund Limited (which owns and has sole voting and investment power with respect to 414,926 shares of the Common Stock). Mr. Murphy disclaims beneficial ownership of all such shares.
(8)	This information, which is not within the direct knowledge of eLoyalty, has been derived from a Schedule 13G filed with the SEC on February 14, 2007 with respect to eLoyalty Common Stock beneficially owned as of December 31, 2006. Based on the information contained therein, Peninsula Capital Management and its affiliate, Scott Bedford, beneficially own and share voting and investment power with respect to 735,635 shares.
(9)	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G filed with the SEC on February 13, 2007 with respect to eLoyalty Common Stock beneficially owned as of December 31, 2006. Based on the information therein, Michael T. Tokarz beneficially owns 516,620 shares and has sole voting and investment power with respect to 513,170 shares and shared voting and investment power with respect to 3,450 shares and includes 195,131 shares that may be acquired upon conversion of Series B stock.
(10)	Mr. Coxe is a managing Director of the general partner of each of Sutter Hill, Sutter Hill Entrepreneurs Fund (AI), L.P., and Sutter Hill Entrepreneurs Fund (QP), L.P., which hold of record 591,787 shares (14.9% of the Common Stock, after giving effect to the conversion of the Series B Stock held), 5,853 shares and 14,847 shares, respectively, of eLoyalty Common Stock. In such capacity, Mr. Coxe is deemed to have shared voting and investment power over all shares of eLoyalty Common Stock held of record by such partnerships. Also includes 61,160 shares held in The Coxe Revocable Trust, of which Mr. Coxe and his spouse are trustees and as to which each has voting and investment power, and 7,953 shares held by Mr. Coxe’s children. Mr. Coxe disclaims beneficial ownership of such shares held by such limited partnerships and trust except to the extent of his pecuniary interest in such limited partnerships and trust. The share amounts in this footnote do not include any shares of Series B Stock, although the Common Stock ownership percentage gives effect to the conversion of any Series B Stock held.
(11)	Includes 897 shares of eLoyalty Common Stock (including 429 shares that may be acquired upon conversion of Series B Stock) held of record by Mr. Danson’s spouse. Mr. Danson disclaims beneficial ownership of such shares.

Series B Stock

To eLoyalty’s knowledge, the following table sets forth information regarding beneficial ownership of eLoyalty Series B Stock (as beneficial ownership is determined for purposes of Rule 13d-3 under the Securities Exchange Act of 1934) as of March 15, 2007, except as otherwise indicated, by: (i) each person or group that beneficially owns more than 5% of the outstanding shares of eLoyalty Series B Stock; (ii) each of the five executive officers of eLoyalty named in the 2006 Summary Compensation Table appearing on page 26 of this Proxy Statement; (iii) each of the Directors and Director nominees of eLoyalty; and (iv) all executive officers, Directors and Director nominees of eLoyalty as a group. The Series B Stock generally votes with the Common Stock as a single class. See the table under “—Common Stock,” above, for information regarding the aggregate voting power of eLoyalty held by the individuals and groups listed below. Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned.

Name and Address of Beneficial Owner	Number of Shares of Series B Stock Beneficially Owned		Percent of Outstanding Series B Stock
Jay C. Hoag, Richard H. Kimball and various entities affiliated with Technology Crossover Ventures	1,872,805	(1)	45.8%
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Henry J. Feinberg and TCV IV, L.P., an entity affiliated with Technology Crossover Ventures	1,501,673	(2)	36.7%
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Brookside Capital Partners Fund, LP	296,327		7.2%
111 Huntington Avenue
Boston, MA 02199
Tench Coxe and various entities affiliated with Sutter Hill Ventures	1,075,203	(3)	26.3%
c/o Sutter Hill Ventures
755 Pagemill Road, Suite A200
Palo Alto, CA 94301
Kelly D. Conway	3,862		*
John T. Kohler	16,057		*
Michael J. Murray	23,243		*
John C. Staley	—		*
Karen Bolton	—		*
Christopher J. Danson	2,356	(4)	*
Steven C. Pollema	132		*
Steven H. Shapiro	—		*
All Directors and executive officers as a group (11 individuals)	2,993,658		73.2%

* Less	than one percent.

(1)	Messrs. Hoag and Kimball are the two managing members of TCM III and TCM IV. TCM III is the managing general partner of TCV III (GP) and the sole general partner of TCV III, L.P., TCV III (Q), L.P., and TCV III Strategic Partners, L.P., and TCM IV is the sole general partner of the TCV IV Funds. Each of the TCV Funds holds of record shares of Series B Stock, and TCM III and TCM IV may be deemed to have sole voting and investment power with respect to the shares of Series B Stock held by the TCV III Funds and the TCV IV Funds, respectively. As a result of their position as the managing members of TCM III and TCM IV, each of Messrs. Hoag and Kimball may be deemed to have sole investment power and shared voting power over all shares of Series B Stock held by the TCV Funds. All of the shares of Series B Stock shown in the preceding table as beneficially owned by Messrs. Hoag and Kimball are held of record by the TCV Funds. TCM III and TCM IV and Messrs. Hoag and Kimball disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein. The numbers of shares of Series B Stock held of record by each of the TCV Funds as of March 30, 2007 are as follows: TCV III (GP), 2,285 shares; TCV III, L.P., 10,852 shares; TCV III (Q), L.P., 288,422 shares (7.1% of the outstanding Series B Stock); TCV III Strategic Partners, L.P., 13,057 shares; TCV IV, L.P., 1,501,673 shares (36.7% of the outstanding Series B Stock); and TCV IV Strategic Partners, L.P., 56,516 shares (1.4% of the outstanding Series B Stock).
(2)	Mr. Feinberg is an assignee of TCV IV, L.P. As a result, he may be deemed to have sole investment power and shared voting power over all shares of Series B Stock held by TCV IV L.P. All of the shares of Series B Stock shown in the preceding table as beneficially owned by Mr. Feinberg are held of record by TCV IV L.P., and Mr. Feinberg disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein.
(3)	Sutter Hill, Sutter Hill Entrepreneurs Fund (AI), L.P., and Sutter Hill Entrepreneurs Fund (QP), L.P hold of record 938,952 shares (23.0%), 8,854 shares and 22,418 shares, respectively, of Series B Stock. Mr. Coxe is a managing Director of the general partner of each of these entities. In such capacity, Mr. Coxe is deemed to have shared voting and investment power over all shares of eLoyalty Series B Stock held of record by such partnerships. Also includes 104,979 (2.6%) shares held in The Coxe Revocable Trust of which Mr. Coxe and his spouse are trustees and as to which each has voting and investment power. Mr. Coxe disclaims beneficial ownership of such shares held by such limited partnerships and trust except to the extent of his pecuniary interest in such limited partnerships and trust.
(4)	Includes 429 shares of Series B Stock held of record by Mr. Danson’s spouse. Mr. Danson disclaims beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires eLoyalty’s Directors and executive officers, as well as any persons who beneficially own more than 10% of eLoyalty Common Stock, to file with the SEC initial reports and reports of changes in beneficial ownership of such stock. Persons subject to Section 16 are required by SEC regulations to furnish eLoyalty with copies of all Section 16(a) reports that they file.

Based on its review of copies of such reports filed through or furnished to eLoyalty and on written representations from certain reporting persons that no other reports were required, eLoyalty believes that all required Section 16(a) reports filed during or for fiscal 2006 with respect to persons who were subject to Section 16(a) reporting obligations during such period were filed on a timely basis, except that one Form 4 for one transaction was filed late for Mr. Pollema.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion describes the material elements of compensation paid to each of eLoyalty’s executive officers who served as named executive officers during the last completed fiscal year. Our “named executive officers” include eLoyalty’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers. This discussion focuses primarily on compensation for 2006.

The Compensation Committee is responsible for overseeing eLoyalty’s executive compensation programs. The Compensation Committee approves or presents recommendations to the Board with respect to the compensation of executive officers of eLoyalty.  In addition, the Compensation Committee administers eLoyalty’s stock-based incentive plans and establishes and reviews general policies relating to compensation and benefits of all eLoyalty employees. The Compensation Committee is composed entirely of Directors who are not officers or employees of eLoyalty.

Compensation Program Objectives and Philosophy

Overview. Early in 2002, after the collapse of the IT Services market, eLoyalty launched a series of initiatives to stabilize and re-launch the Company. One of these initiatives was implementing a restricted stock program for all of its Vice Presidents and executives. Between 2002 and 2006, eLoyalty used restricted stock as a principal element of its executive compensation program. The primary rationale for using restricted stock was to create an equity ownership culture and to retain key Vice Presidents and executives during this transitional period.

In addition, between 2002 and 2006, eLoyalty paid no cash bonuses and granted only very limited salary increases to the named executives so as to preserve cash to launch eLoyalty’s new service lines (CIPCC and Behavioral Analytics™).

In November 2006, to further encourage the development of an equity ownership culture and to free up cash to invest in its emerging service lines, eLoyalty implemented the Salary Exchange Program to replace 20% to 25% of the named executives’ salaries in exchange for stock grants.

In February 2007, based on increasing traction and business momentum, eLoyalty implemented additional modifications to its executive compensation framework as follows:

•	In order to recognize the significant achievements and progress in 2006, eLoyalty granted shares of restricted stock in lieu of cash bonuses.

•

In light of the Company’s increasing momentum, and to further align executive and shareholder interests, eLoyalty began granting stock options instead of restricted stock for long-term incentives for its named executives.

Compensation Program. The principal framework for all executive officers of eLoyalty, including its named executive officers, is the eLoyalty Vice President and Executive Compensation Program. Based on this Program, executives are assigned to a tier upon hiring and such assignments are re-evaluated from time to time based on performance, experience level and other factors. Each compensation tier provides for a target annual cash compensation, including both base salary and an annual bonus, and a target equity amount. The target equity amount is typically awarded upon assignment or promotion to a tier in the form of restricted shares that vest over a four-year period. The Compensation Committee periodically reviews the tiers and target amounts based on market conditions and other competitive factors. The Compensation Program also provides for additional equity grants at the discretion of the Compensation Committee.

The following table lists the salary, bonuses and shares of restricted stock granted to the named executive officers (calculated at the fair market value of such shares on the date of grant) since 2002 and it is included in this Proxy Statement to demonstrate how eLoyalty implemented the objectives of its Compensation Program over the last five years. For information regarding the total beneficial ownership of our securities by our named executive officers, please see “Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership Information” beginning on page 15.

Name	Fiscal Year	Salary	Cash Bonus(1)	Restricted Stock Grants
Kelly D. Conway	2006	$480,000	0	$995,400
	2005	$480,000	0	$181,516
	2004	$480,000	0	$710,000
	2003	$480,000	0	0
	2002	$480,000	0	$1,313,273

Steven C. Pollema	2006	$300,000	0	$482,351
	2005	$300,000	0	$73,500
	2004	$300,000	0	$391,566
	2003	$300,000	0	0
	2002	$300,000	0	$392,738

Karen Bolton	2006	$300,000	0	$862,680
	2005	$300,000	0	$232,304
	2004	$300,000	0	0
	2003	$275,000	0	$180,412
	2002	$259,047	0	$186,000

Christopher J. Danson	2006	$300,000	0	$862,680
	2005	$300,000	0	$73,500
	2004	$300,000	0	$192,834
	2003	$280,000	0	$178,738
	2002	$260,000	0	$78,148

Steven H. Shapiro (Joined eLoyalty on April 24, 2006)	2006	$195,938	0	$753,450

(1)	In 2007, eLoyalty paid bonuses for 2006 performance to the following named executive officers in the form of restricted shares: Mr. Conway ($400,000); Mr. Pollema ($176,000); Ms. Bolton ($220,000); and Mr. Danson ($260,000). See “2007 Executive Compensation.”

Competitive Market. eLoyalty defines its competitive market for executive talent and investment capital to be the technology and business consulting industries. eLoyalty uses surveys of employees in similarly situated companies to calibrate its executive compensation programs.

Compensation Process. For each of eLoyalty’s named executive officers, the Compensation Committee reviews and approves all elements of compensation, taking into account recommendations from eLoyalty’s Chief Executive Officer (for compensation other than his own) as well as competitive market guidance provided at the request of the Compensation Committee.

Elements of Compensation

The principal elements of eLoyalty’s executive compensation program are base salary, annual incentives and long-term equity incentives in the form of shares of restricted stock and stock options, post-termination severance and acceleration of vesting and stock options and shares of restricted stock for certain named executive officers upon termination and/or a change of control. eLoyalty’s other benefits and perquisites consist of life and health insurance and a qualified 401(k) savings plan. eLoyalty’s philosophy is to position the aggregate of these elements at a level that will retain existing executives and attract new ones. These elements are described in more detail below.

Base Salaries

Overview. eLoyalty believes that base salaries should be established based on the competitive marketplace for the specific responsibilities of the position as well as the experience, knowledge and demonstrated performance of the individual.

Base salaries for executive officers were not increased during 2006, as eLoyalty believes that over time a higher percentage of total compensation should be shifted to performance based programs.

Salary Replacement Program. In November 2006, eLoyalty announced the 2006-2007 Salary Replacement Program. The cash salaries of eLoyalty’s executives were reduced 20% to 25% in exchange for grants of restricted stock. This Program was implemented to generate short-term cash savings, motivate the creation of stockholder value and continue to encourage eLoyalty’s ownership culture.

Bonuses

In February 2007, the Compensation Committee approved a bonus program. In recognition of eLoyalty’s continuing need to invest resources in the development of its business, bonuses are to be paid in the form of equity grants, rather than cash.

Grants made under this Program were based on eLoyalty’s 2006 performance (most notably attainment of planned revenues, significant growth of Managed Services Backlog and the improved strategic position of eLoyalty), and individual performance. Individual amounts are dependent on the attainment of performance objectives and range from 60% to 90% of base salary for the named executive officers in 2006. The bonus amounts ranged from $175,000 to $400,000 and were paid in the form of restricted stock. Grants of shares of restricted stock under this Program were calculated by determining the cash value of the bonus for each named executive officer on the date of grant and then granting an amount of shares of restricted stock based on the closing market price of eLoyalty stock on the date of grant.

The grants made under this Program are: Mr. Conway (18,224 shares); Mr. Pollema (7,745 shares); Ms. Bolton (10,023); and Mr. Danson (11,390 shares). Half of the shares of these restricted stock grants vested on February 28, 2007 and the other half of these grants will vest on February 28, 2009. Because these shares were issued in 2007, eLoyalty incurred no expense for these shares in 2006, and consequently, they are not reflected in the Summary Compensation Table or any other tables.

Long-Term Equity Incentives

The goal of eLoyalty’s long-term, equity-based incentive awards is to retain key executives, attract new executives and align the interests of executive officers with stockholders.

From 2002 to 2006, these Long-Term Equity Incentives were in the form of restricted stock. Beginning in 2007, eLoyalty intends to use stock options as a long-term equity incentive. Options granted under this Program will vest quarterly on a pro rata basis over four years, commencing on the last day of the month in which they were granted.

The option grants in 2007 are as follows: Mr. Conway (100,000); Mr. Pollema (20,000); Ms. Bolton (40,000); and Mr. Danson (40,000). The options were granted on February 20, 2007, and the strike price is $21.95 (eLoyalty’s closing stock price on the date of the grants). Because these were granted after 2006, eLoyalty incurred no expense for these options in 2006, and consequently, they are not reflected in the Summary Compensation Table or any other table.

Executive Benefits

eLoyalty provides the opportunity for its named executive officers and other executives to receive general health and welfare benefits in order to remain competitive in the general marketplace for executive talent. Each executive shares in the cost of these benefits and the amounts contributed ranged from $1,500 to $14,278 in 2006.

Change of Control and Severance Benefits

eLoyalty provides the opportunity for certain of its named executive officers to be protected under the severance and change of control provisions contained in their employment agreements. The Company provides this opportunity to attract and retain an appropriate caliber of talent for the position. eLoyalty believes that its severance and change of control provisions for the named executives are comparable to similarly situated companies and are summarized in “Potential Payments upon Termination or Change of Control.”

Stock Plans

1999 Stock Incentive Plan

Overview. Effective June 22, 1999, eLoyalty adopted the 1999 Stock Incentive Plan, which was amended and restated as of May 16, 2002. The plan will automatically terminate on June 21, 2009.

The principal purpose of the Stock Incentive Plan is to attract, motivate, reward and retain selected employees, consultants, agents and Directors through the granting of stock-based compensation awards. This Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards and other stock-based awards. The specific terms of the awards are included in the individual award agreements.

Administration. The Stock Incentive Plan is administered by the Compensation Committee. The Compensation Committee may, in certain circumstances, delegate certain of its duties to one or more of eLoyalty’s officers. The Compensation Committee has the power to interpret the Stock Incentive Plan and to adopt rules for the administration, interpretation and application of the Plan according to its terms.

Grant of Awards; Shares Available for Awards. Certain employees and Directors are eligible to be granted awards under the Stock Incentive Plan. The Compensation Committee will determine who will receive awards under the Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Plan.

After the amendment and restatement in 2002, there were over 2.5 million shares available under this Plan. Each year, on the first day of eLoyalty’s fiscal year, the number of shares available under the Plan automatically increases by 5% of the number of issued and outstanding shares of Common Stock as of that date. The annual adjustment was 453,940 shares on December 31, 2006 and the total number of shares of Common Stock initially available for issuance or delivery under eLoyalty’s 1999 Stock Incentive Plan is 589,974 shares. The number of shares of eLoyalty Common Stock issued or reserved pursuant to the Stock Incentive Plan can also be adjusted at the discretion of the Board or the Compensation Committee as a result of stock splits, stock dividends and similar changes in Common Stock.

Restricted Shares. The Stock Incentive Plan permits the Compensation Committee to grant participants shares of restrictive stock. Restricted stock may be subject to performance measures or vesting restrictions related to continued employment.

Stock Options. The Compensation Committee may also grant participants both incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The Compensation Committee will establish the duration of each option at the time it is granted, with a maximum ten-year duration for incentive stock options. Stock option grants (other than incentive stock option grants) also may have exercise prices that are less than, equal to or greater than the fair market value of eLoyalty Common Stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of eLoyalty Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of eLoyalty Common Stock already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price.

Other Equity-Based Awards. In addition to shares of restricted stock and stock options, the Compensation Committee may also grant certain employees and Directors shares of stock appreciation rights, restricted stock rights, dividend equivalents, performance-based awards or other stock-based awards, with terms and conditions as the Compensation Committee may, pursuant to the terms of the Stock Incentive Plan, establish.

Change of Control Provisions. In connection with the grant of an award, the Compensation Committee may provide that, in the event of a change of control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. The 1999 Stock Incentive Plan (pursuant to which all awards held by the named executive officers were granted) provides that, in the event of any change of control (as defined in the 1999 plan), the Board of Directors would have the discretion (but would not be required) to make such adjustments to outstanding options and other awards under the Plan as it deems appropriate. The 1999 Stock Incentive Plan further provides that such adjustments may include, without limitation, the surrender and “cash out” of all outstanding awards or the substitution of the number and class of securities into which shares of eLoyalty Common Stock are converted in the change of control for the shares of eLoyalty Common Stock underlying awards under the Plan, with an appropriate adjustment in the exercise prices or base prices of the corresponding options or stock appreciation rights, respectively.

Amendment and Termination. The Compensation Committee may adopt, amend and rescind rules relating to the administration of the Stock Incentive Plan, and amend, suspend or terminate the Stock Incentive Plan, but no amendment will be made that adversely affects, in a material manner, any rights of the holder to any award without the holder’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.

2000 Stock Incentive Plan

Overview. The 2000 Stock Incentive Plan, which is similar to the 1999 plan, was adopted May 12, 2000 and was amended and restated as of September 24, 2001. This Plan is administered by the Compensation Committee, but the full Board retains the right to administer the Plan in all respects. The 2000 Plan will automatically terminate on September 23, 2011. The maximum percentage of shares with respect to which awards may be granted under the Plan to officers and to other Section 16 employees is 20% of the total number of shares available for awards under the Plan, as adjusted. As of December 31, 2006, there are 83,978 shares available for issuance or delivery under this Plan.

The Plan allows for limited awards to eligible employees, consultants and independent contractors, including only non-qualified stock options and stock awards, (both restricted stock and bonus stock). Non-employee Directors are not eligible for awards under this Plan. Options and stock awards may be subject to performance measures and vesting requirements. The terms of the awards, including rights upon termination of employment, are included in individual award agreements.

Pension Benefits

eLoyalty does not sponsor any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation

eLoyalty does not maintain any non-qualified defined contribution or deferred compensation plans.

2007 Executive Compensation

In February 2007, the Compensation Committee adopted certain changes to the eLoyalty Compensation Program. The Compensation Committee approved a bonus program, whereby bonuses would be paid in the form of equity grants, rather than cash, because of eLoyalty’s continuing need to invest resources in the development of its business.

These grants made were based on eLoyalty’s 2006 performance (most notably, attainment of planned revenues, significant growth of Managed Services Backlog and eLoyalty’s improved strategic position) and individual performance. Individual amounts depended on the attainment of performance objectives and ranged from 60% to 90% of base salary for the named executive officers in 2006. The bonus amounts ranged from $175,000 to $400,000 and were paid in the form of restricted stock. Grants of shares of restricted stock under this Program were calculated by determining the cash value of the bonus for each named executive officer on the date of grant and then granting an amount of shares of restricted stock based on the closing market price of eLoyalty stock on the date of grant.

The grants made under this Program were: Mr. Conway (18,224 shares); Mr. Pollema (7,745 shares); Ms. Bolton (10,023); and Mr. Danson (11,390 shares). Half of the shares of these restricted stock grants vested on February 28, 2007, and the other half of these grants will vest on February 28, 2009.

In addition, the following options were granted in 2007: Mr. Conway (100,000); Mr. Pollema (20,000); Ms. Bolton (40,000); and Mr. Danson (40,000). The options were granted on February 20, 2007, and the strike price was $21.95 (eLoyalty’s closing stock price on the date of the grants).

Because these shares of restricted stock and options were granted in 2007, eLoyalty incurred no expense for those shares or options in 2006. As a result, these grants are not reflected in the Summary Compensation Table or any other tables in this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in eLoyalty’s 2007 Notice of Annual Meeting and Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in eLoyalty’s 2007 Notice of Annual Meeting and Proxy Statement for filing with the Securities and Exchange Commission.

Tench Coxe, Compensation Committee Chair

Jay C. Hoag, Compensation Committee Member

John T. Kohler, Compensation Committee Member

EXECUTIVE COMPENSATION

2006 SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Fiscal Year	Salary(2)	Bonus	Stock Awards(3)	All Other Compensation		Total Compensation
Kelly D. Conway	2006	$480,000	$0	$632,501	$6,600	(5)	$1,119,101
President and Chief Executive Officer

Steven C. Pollema	2006	$300,000	$0	$232,481	$6,600	(5)	$539,081
Vice President, Operations and Chief Financial Officer

Karen Bolton	2006	$300,000	$0	$226,758	$186,582	(5)(6)	$713,340
Vice President, Client Services

Christopher J. Danson	2006	$300,000	$0	$229,166	$6,600	(5)	$535,766
Vice President, Delivery

Steven H. Shapiro(4)	2006	$195,938	$0	$78,918	$5,878	(5)	$280,734
Vice President, General Counsel and Corporate Secretary

(1)	For a description of the Employment Agreements entered into between eLoyalty and each of the named executive officers, see “Employment Agreements” on page 29.
(2)	In connection with the Salary Replacement Program, the named executive officers were granted part of their salary in the form of shares of eLoyalty Common Stock. The table reflects the value of shares granted to the named executives in lieu of salary through December 30, 2006. As reported above, base salaries accounted for approximately 42.9% of total compensation for Mr. Conway and 53.0% on average for the other named executive officers.
(3)	This column shows the amount recognized as expense in eLoyalty’s financial statements in 2006 under FAS 123(R) as a result of the vesting in 2006 of restricted or installment stock awards granted to the named executives between 2002 and 2006. In accordance with FAS 123(R), the amount of such expense is based on the market value of stock on the approval date of the grant.
(4)	Joined eLoyalty on April 24, 2006.
(5)	Reflects employer contributions to an eLoyalty qualified defined contribution plan.
(6)	Reflects amounts paid by eLoyalty to compensate Ms. Bolton for costs associated with her status as an Australian expatriate and the costs of maintaining residences in both the United States and Australia totaling $179,982, including $95,804 for housing, $32,781 in travel expenses relating to trips to Australia, and $51,397 in additional taxes incurred arising from such status and the foregoing compensation items.

2006 GRANTS OF PLAN-BASED AWARDS(1) (2)

The following table summarizes stock awards made to eLoyalty’s named executive officers under any plan in 2006. As of December 30, 2006, the only outstanding stock options these awards include are grants of restricted stock and stock received in lieu of a portion of base salary under eLoyalty’s Salary Replacement Program.

Name	Grant Date	Approval Date	Stock Awards/ Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards(3)
Kelly D. Conway	5/31/06	5/4/06	75,000	$995,400
	12/16/06	11/8/06	1,131	—	(4)

Steven C. Pollema	5/31/06	5/4/06	35,000	$464,520
	8/31/06	8/9/06	1,100	$17,831
	12/16/06	11/8/06	566	—	(4)

Karen Bolton	5/31/06	5/4/06	65,000	$862,680
	12/16/06	11/8/06	566	—	(4)

Christopher J. Danson	5/31/06	5/4/06	65,000	$862,680
	12/16/06	11/8/06	566	—	(4)

Steven H. Shapiro	5/31/06	5/4/06	50,000	$663,600
	11/30/06	11/14/06	5,000	$89,850
	12/16/06	11/8/06	538	—	(4)

(1)	Each award was granted under eLoyalty’s 1999 Stock Incentive Plan.
(2)	In accordance with eLoyalty practice, all grants were approved by the Compensation Committee and were granted to the named executive officers on the next succeeding quarterly vesting date established by eLoyalty. The quarterly vesting dates established by eLoyalty are the last day of February, May, August and November. The shares of restricted stock granted on May 31, 2006 began to vest on August 31, 2006 at a rate of 5% each quarter over five years. The grant of 1,100 shares of restricted stock to Mr. Pollema on August 31, 2006 began to vest on November 30, 2006 at a rate of 5% each quarter over five years. Mr. Shapiro’s initial grant was treated in accordance with eLoyalty’s practice for new hires with 20% of such shares vesting on May 31, 2007 and 5% vesting each quarter thereafter over four years, commencing on August 31, 2007. The shares granted to Mr. Shapiro on November 30, 2006 will begin to vest on February 28, 2007 at a rate of 5% each quarter over five years.

The restricted stock and installment stock include a feature whereby eLoyalty may withhold shares from vesting or the award, as applicable (which is generally treated as a sale of those shares back to eLoyalty at fair market value) in certain cases to satisfy tax withholding obligations related to the grantee. Restrictions on restricted stock grants generally vest in 20 equal quarterly installments over the five-year period following the grant date. Awards of installment stock generally provide for issuance of the stock in 20 equal quarterly installments over the five-year period following the award date.

In the event dividends are paid to owners of eLoyalty Common Stock, dividends would be paid on the restricted shares, but not the installment stock, in the same amount and at the same time as paid to other owners of eLoyalty Common Stock. The restrictions on these shares lapse over a twenty-quarter period in approximately equal quarterly installments beginning August 31, 2006, subject to the recipient’s continued employment. These shares are issued over a twenty-quarter period in approximately equal quarterly installments beginning August 31, 2006, subject to Ms. Bolton’s continued employment.

(3)	Valuation assumptions are found under “eLoyalty Corporation Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note Thirteen—Stock-Based Compensation.”
(4)	Because the executives paid for these awards in the form of surrendered salary, no value has been assigned to the award as additional compensation. For more information regarding these awards, see footnote (2) to the 2006 Summary Compensation Table on page 26.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the total number of stock options (vested and unvested) and unvested restricted stock awards outstanding for eLoyalty’s named executive officers as of December 30, 2006. These amounts do not include the options that were granted at the February 2007 Board Meeting. For information regarding the total beneficial ownership of eLoyalty securities by its named executive officers, please see “Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership Information” beginning on page 15.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested		Market Value of Shares or Units That Have Not Vested(1)
Kelly D. Conway	0	0	0	0	178,263	(2)	$3,342,431
Steven C. Pollema	20,000	0	$20.10	6/01/2011	69,919	(3)	$1,310,981
Karen Bolton	2,000	0	$17.50	4/02/2011	108,544	(4)	$2,035,200
Christopher J. Danson	0	0	0	0	103,007	(5)	$1,931,381
Steven H. Shapiro	0	0	0	0	55,000	(6)	$1,031,250

(1)	Market value is calculated based on the number of shares multiplied by the closing market price of eLoyalty Common Stock on December 29, 2006 which was $18.75 per share.
(2)	Comprised of the following:
•	Initial grant of 12,500 on April 2, 2001; vesting 260 shares per month; 1,038 remaining unvested;
•	Initial grant of 300,836 on November 7, 2002; vesting 15,046 per quarter; 15,046 remaining unvested;
•	Initial grant of 62,500 on May 31, 2004; vesting 3,125 per quarter; 31,250 remaining unvested;
•	Initial grant of 62,500 on November 30, 2004; vesting 3,125 per quarter; 37,500 remaining unvested;
•	Initial grant of 37,044 on May 31, 2005; vesting 1,852 per quarter; 25,929 remaining unvested; and
•	Initial grant of 75,000 on May 31, 2006; vesting 3,750 per quarter; 67,500 remaining unvested.
(3)	Comprised of the following:
•	Initial grant of 59,960 on February 28, 2002; vesting 2,998 per quarter; 2,998 remaining unvested;
•	Initial grant of 59,690 on April 1, 2004; vesting 2,985 per quarter; 23,876 remaining unvested;
•	Initial grant of 15,000 on May 31, 2005; vesting 750 per quarter; 10,500 remaining unvested;
•	Initial grant of 35,000 on May 31, 2006; vesting 1,750 per quarter; 31,500 remaining unvested; and
•	Initial grant of 1,100 on August 31, 2006; vesting 55 per quarter; 1,045 remaining unvested.
(4)	Comprised of the following:
•	Initial grant of 28,397 on February 28, 2002; vesting approximately 1,426 per quarter; 1,426 remaining unvested;
•	Initial grant of 51,095 on May 31, 2003; vesting 2,555 per quarter; 15,332 remaining unvested;
•	Initial grant of 2,000 on November, 2003; vesting 100 per quarter; 100 remaining unvested;
•	Initial grant of 47,409 on May 31, 2005; vesting 2,370 per quarter; 33,186 remaining unvested; and
•	Initial grant of 65,000 on May 31, 2006; vesting 3,250 per quarter; 58,500 remaining unvested.
(5)	Comprised of the following:
•	Initial grant of 2,000 on April 2, 2001; vesting 42 per quarter; 174 remaining unvested;
•	Initial grant of 11,931 on February 28, 2002; vesting 597 per quarter; 597 remaining unvested;
•	Initial grant of 51,095 on May 31, 2003; vesting 2,555 per quarter; 15,332 remaining unvested;
•	Initial grant of 1,535 on November 30, 2003; vesting 80 per quarter; 80 remaining unvested;
•	Initial grant of 32,409 on August 31, 2004; vesting 1,620 per quarter; 17,824 remaining unvested;
•	Initial grant of 15,000 on May 31, 2005; vesting 750 per quarter; 10,500 remaining unvested; and
•	Initial grant of 65,000 on May 31, 2006; vesting 3,250 per quarter; 58,500 remaining unvested.
(6)	Comprised of the following:
•	Initial grant of 50,000 on May 31, 2006; 10,000 of which will vest on May 31, 2007; vesting 2,500 per quarter; 50,000 remaining unvested; and
•	Initial grant of 5,000 on November 30, 2006; vesting 250 per quarter; 5,000 remaining unvested.

2006 OPTION EXERCISES AND STOCK VESTED

The following table shows restricted stock awards for eLoyalty’s named executive officers that vested during 2006. As of December 30, 2006, the only outstanding stock options are those set forth in the table “Outstanding Equity Awards at Fiscal Year End” on page 28. No stock options were exercised by eLoyalty’s named executive officers in 2006.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Kelly D. Conway	123,876	$1,899,964
Steven C. Pollema	30,975	$471,027
Karen Bolton	33,505	$522,475
Christopher J. Danson	32,307	$504,056
Steven H. Shapiro	0	0

(1)	Value is calculated by multiplying the number of shares vesting by the market price of eLoyalty Common Stock on the respective vesting dates of the restricted stock awards.

EMPLOYMENT AGREEMENTS

Each of the named executive officers has entered into an employment agreement. The material continuing terms of such agreements, including their provisions relating to employment termination generally and following a change of control, are summarized in the following paragraphs.

Employment Agreement with Mr. Conway

Under his employment agreement, Mr. Conway’s annual base salary is set at $480,000, subject to annual review and discretionary adjustment. In addition, he is eligible to participate in eLoyalty’s other compensation programs, including annual bonus, equity incentive awards and other employee benefit programs. Mr. Conway’s agreement does not specify a term of employment and states that he is an employee at will. His employment agreement provides that eLoyalty may terminate his employment at any time, for good reason, or with or without cause.

The terms of Mr. Conway’s termination without cause, for good reason, change of control or death or disability are described in “Potential Payments Upon Termination or Change of Control.”

Mr. Conway may terminate his employment at any time, in which event he would receive no severance benefits.

Employment Agreements with Other Named Executive Officers

In addition to the employment agreement with Mr. Conway, eLoyalty has entered into employment agreements with Karen Bolton, Christopher J. Danson, Steven C. Pollema and Steven H. Shapiro. The employment agreements generally provide for a base salary and eligibility to receive an annual performance bonus. According to these agreements, the actual amount of the annual bonus is generally discretionary and is determined based upon the executive’s performance and eLoyalty’s performance provisions. The agreements also provide for grants of equity in the form of options or restricted shares and certain customary non-competition, non-solicitation proprietary information and invention and non-disparagement provisions. Ms. Bolton’s agreement provides her with certain reimbursements and benefits through the end of 2007 because she is an Australian citizen living in the United States, including housing and vehicle allowances, reimbursement of certain taxes and periodic trips to Australia for her and her family.

In connection with his joining eLoyalty in 2006, Mr. Shapiro’s employment agreement provides that he will receive an $85,000 bonus if he is employed by eLoyalty on April 24, 2007, his first anniversary with the Company. In addition, his agreement provides for a grant of 50,000 shares.

The agreements may be terminated, with or without cause, by the executive or by eLoyalty. If the executive’s employment is terminated by eLoyalty for cause (as defined in the agreement) or for serious misconduct (in the case of Mr. Pollema) or the executive resigns, the executive is entitled to no further compensation or benefits other than those earned through the date of termination.

Employment Agreement Definitions

Definition of Good Reason. A termination for “Good Reason” occurs if:

(i)	the executive’s base salary is reduced below the amount set forth in his or her agreement, unless the top highest three executives’ salaries are reduced proportionately;

(ii)	executive’s “Target Bonus Percentage” as defined in the agreement is reduced, unless such reduction is shared proportionally by the three most highly-salaried officers of eLoyalty;

(iii)	executive is involuntarily relocated to any location outside of the metropolitan area in which his or her primary office is located;

(iv)	significant diminution in executive’s position (including offices, titles and reporting relationships), authority, duties or responsibilities excluding diminutions resulting from a change of control;

(v)	material breach of the agreement by eLoyalty;

(vi)	eLoyalty’s Board materially changes the bonus plan to the executive’s detriment without his or her consent; or

(vii)	eLoyalty fails to assign this agreement to a successor upon a change of control.

Mr. Conway’s agreement also provides that the failure of eLoyalty’s Board of Directors to nominate Mr. Conway as a Director constitutes good reason. Ms. Bolton’s agreement also provides that material changes to eLoyalty’s bonus plan without her consent constitutes good reason and that she would receive the same benefits for a termination of good reason if she fails to receive a green card.

Mr. Pollema’s agreement provides that the following constitute good reason: (i) a reduction in his salary; (ii) a reduction in his target bonus to less than 100% of his base salary; (iii) a substantial reduction in his benefits other than applied generally to employees or other senior executives; (iv) diminutions in his duties that are material in the aggregate; (v) changes in his reporting relationship; (vi) a relocation of eLoyalty’s corporate offices outside of Lake, Cook or DuPage County, Illinois; (vii) the failure of eLoyalty to obtain a satisfactory agreement from a successor to eLoyalty; or (viii) material breach of his agreement.

The definition of good reason (other than in Mr. Pollema’s agreement) does not include the diminution of responsibilities if such diminution of responsibilities are in the ordinary course of either: (i) eLoyalty becoming, pursuant to a change of control, part of a larger organization in which the executive directly reports to the chief executive officer of such organization; or (ii) eLoyalty becoming, pursuant to a change of control, either a subsidiary or equivalent separate functional business unit of a larger business organization.

Definition of Change of Control. “Change of Control” means:

(i)	the acquisition by any individual, entity or group of beneficial ownership of 25% or more of eLoyalty’s outstanding Common Stock or voting securities;

(ii)	a change in the identity of a majority of the members of the Board from those who constituted the Board of Directors at the time eLoyalty was spun off from TSC (the “Incumbent Board”), counting any new Director whose election was approved by a majority of the members of the Incumbent Board as a member of the Incumbent Board;

(iii)	the consummation of a reorganization, merger or consolidation involving eLoyalty or a sale or other disposition of all or substantially all of eLoyalty’s assets, other than in a transaction following which the beneficial owners of more than 60% of eLoyalty’s outstanding Common Stock and voting securities prior to the transaction beneficially own 60% or more of the outstanding Common Stock and voting securities of the surviving or acquiring entity, in substantially the same relative proportion before and after the transaction; or

(iv)	the consummation of a plan of complete dissolution or liquidation.

There is no definition of change of control in Mr. Pollema’s agreement. The benefits referred to above are paid only if a change of control were to affect certain provisions relating to good reason as a result of eLoyalty being acquired. Similarly, Mr. Shapiro’s agreement only provides that he would receive the vesting of equity grants specified only if the acquisition of eLoyalty were to affect certain of the provisions relating to good reason.

For each of the employment agreements, the definition of change of control derives from the 1999 Plan.

Definition of Disability. “Disability” means a permanent disability rendering the executive unable to perform his or her duties for 90 consecutive days or 180 days in any 12-month period, as determined by an independent physician appointed by the Board.

Mr. Pollema’s agreement only provides for the payment of these benefits in the event of disability, not death.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Overview. eLoyalty is not obligated to make any cash payments to its named executive officers if their employment is terminated by eLoyalty for cause or the executive resigns other than for good reason.

Definition of Cause. A termination for “Cause” occurs if eLoyalty terminates employment for any of the following reasons:

(i)	conviction, including a plea of guilty or no contest, of any felony or any crime involving moral turpitude or dishonesty;

(ii)	fraud upon eLoyalty (or an affiliate), embezzlement or misappropriation of corporate funds;

(iii)	willful acts of dishonesty materially harmful to eLoyalty;

(iv)	activities materially harmful to eLoyalty’s reputation; and

(v)	executive’s willful misconduct, willful refusal to perform his or her duties, or substantial willful disregard of his or her duties.

Mr. Pollema’s employment agreement uses the term serious misconduct, but that term is substantially similar to the term “Cause” except that a material breach of his agreement is considered serious misconduct and activities harmful to eLoyalty’s reputation are not specified as serious misconduct.

Non-Competition. In connection with a termination without cause or a termination for good reason, no payments are due unless the executive executes a general release. During the executive’s employment and for a period of one year following a termination in connection for any reason (including a termination without cause or for good reason or a termination in connection with a change of control), the executive cannot, for himself or an agent, partner or employee of any person, firm or corporation:

(i)	engage in the practice of providing consulting or related services for any client or prospect of eLoyalty to or for which he or she performed or provided consulting or related services, or with whom the executive had personal contact, or prospect to whom the executive submitted or assisted or participated, in any way, in the submission of a proposal in the executive’s prior two years of employment; or

(ii)	directly or indirectly hire, solicit, encourage or otherwise induce or assist in the inducement away from eLoyalty any customer, client, contractor, consultant, or other person or party with whom eLoyalty has a contractual relation or any eLoyalty client or any eLoyalty employee.

The terms of the non-competition provision of Mr. Pollema’s employment agreement is different in some respects. Mr. Pollema, on his own behalf or on behalf of any person, firm or corporation, may not engage in or become employed by any entity that engages in the practice of consulting or related services with respect to the customer relation management area that is competitive with the services provided by eLoyalty or in which eLoyalty is actively planning to provide for its customers, excluding such areas that are not the entity’s principal business, or if Mr. Pollema does not have responsibilities in such areas. The period extends for six months if Mr. Pollema were to be terminated for reasons other than serious misconduct or pursuant to constructive discharge, or for one year if he were to be terminated for serious misconduct or any reason other than pursuant to a constructive discharge.

Termination for Good Reason, Change of Control or Death or Disability

Assuming the employment of eLoyalty’s named executive officers was to be terminated for good reason or by eLoyalty other than for cause, change of control or death or disability, each as of December 30, 2006, the following individuals would be entitled to payments in the amounts set forth opposite their name in the following table. The details are described in footnotes to the table below.

Name	Salary	Bonus(16)	Health Benefits	Vesting(17)	Total
Kelly D. Conway
Good Reason(1)	$720,000	$300,000	$26,298	$2,079,450	$3,125,748
Change of Control(2)	$720,000	0	0	$2,851,200	$3,571,200
Death or Disability(3)	$480,000	$200,000	$17,532	$1,671,216	$2,368,748

Steven C. Pollema
Good Reason(4)	$300,000	$88,000	$17,532	0	$405,532
Change of Control(5)	$300,000	0	0	0	$300,000
Death or Disability(6)	$300,000	$88,000	$17,532	0	$405,532

Karen Bolton
Good Reason(7)	$300,000	$110,000	$18,876	$641,738	$1,070,614
Change of Control(8)	$300,000	0	0	$1,159,163	$1,459,163
Death or Disability(9)	$300,000	$110,000	$18,876	$1,017,600	$1,446,476

Christopher J. Danson
Good Reason(10)	$300,000	$130,000	0	$629,081	$1,059,081
Change of Control(11)	$300,000	0	0	$1,146,506	$1,446,506
Death or Disability(12)	$300,000	$130,000	0	$965,691	$1,395,691

Steven H. Shapiro
Good Reason(13)	$285,000	0	$17,532	$300,000	$602,532
Change of Control(14)	$285,000	0	0	$300,000	$585,000
Death or Disability(15)	$285,000	0	$17,532	$515,625	$818,157

(1)	Upon termination for good reason, Mr. Conway would be paid the following amounts as severance: salary continuation of $40,000 per month for 18 months, health benefits of $1,461 per month for 18 months and a bonus of $300,000, calculated as 150% of average of bonus for the preceding year and the target bonus for current year. In addition, he would be entitled to accelerated vesting for shares of restricted stock that would otherwise have vested as if he were employed for 24 months after termination. He would also be entitled to accelerated vesting for options that would have vested as if he were employed for 6 months after termination, amounting to 110,904 shares of restricted stock with a value of $2,079,450.
(2)	Upon termination for a change of control, Mr. Conway would be paid a salary continuation of $40,000 per month for 18 months. Mr. Conway would receive also additional vesting for shares of restricted stock and options that would otherwise have vested as if he were employed for 36 months after termination, amounting to 152,064 shares of restricted stock with a value of $2,851,200.
(3)	Upon death or disability, salary continuation would be paid $40,000 per month for 18 months, health benefits of $1,461 per month for 12 months, and a total bonus of $400,000, calculated as two-thirds of severance bonus paid for good reason for the preceding and then current year. In addition, upon death or disability, half of shares of restricted stock would vest, amounting to 89,132 shares of restricted stock with a value of $1,671,216.
(4)	Upon termination for good reason, Mr. Pollema would be paid a salary continuation of $25,000 per month for 12 months, health benefits of $1,461 per month for 12 months and a total bonus of $88,000, calculated as average annual bonus earned during the preceding two years. He would also be entitled to receive additional vesting for options as if he were employed for 12 months after termination. No unvested options were outstanding as of December 30, 2006.

(5)	Upon termination for a change of control, Mr. Pollema would be entitled to a salary continuation of $25,000 per month for 12 months. He also would be entitled to receive additional vesting for options that would otherwise have vested as if he were employed for 24 months after termination. No unvested options were outstanding as of December 30, 2006.
(6)	Upon death or disability, salary continuation would be paid of $25,000 per month for 12 months, and a total bonus of $88,000, calculated as average annual bonus earned during the preceding two years. Upon death or disability, no vesting of equity awards is provided for.
(7)	Upon termination for good reason, Ms. Bolton would be paid a salary continuation of $25,000 per month for 12 months, health benefits of $1,573 per month for 12 months and a total bonus of $110,000, calculated as average of bonus for the preceding year and reasonable estimate for bonus for then current year. She would also be entitled to receive additional vesting for shares of restricted stock and options that would otherwise have vested if she were employed for 12 months after termination, amounting to 34,226 shares of restricted stock with a value of $641,738.
(8)	Upon termination for a change of control, Ms. Bolton would be paid a salary continuation of $25,000 per month for 12 months. She would also be entitled to receive at termination additional vesting for shares of restricted stock and options that would otherwise have vested as if she were employed for 24 months after termination, amounting to 61,822 shares of restricted stock with a value of $1,159,163.
(9)	Upon death or disability, salary continuation $25,000 would be paid per month for 12 months, health benefits of $1,573 per month would be paid for 12 months and a total bonus of $110,000 would be paid, calculated as the average bonus for the preceding year and reasonable estimate for bonus for the then current year. Upon death or disability, half of shares of restricted stock and any stock options exercisable for one year would vest, amounting to 54,272 shares of restricted stock with a value of $1,017,600.
(10)	Upon termination for good reason, Mr. Danson would be paid a salary continuation of $25,000 per month for 12 months and a total bonus of $130,000, calculated as average of bonus for the preceding year and reasonable estimate for bonus for then current year. He would also be entitled to receive additional vesting for shares of restricted stock that would otherwise have vested if he were employed for 12 months after termination and for options as if he were employed for 6 months after termination, amounting to 33,551 shares of restricted stock with a value of $629,081.
(11)	Upon termination for a change of control, Mr. Danson would be paid a salary continuation of $25,000 per month for 12 months. He would also be entitled to receive additional vesting for shares of restricted stock and options that would otherwise have vested as if he were employed during 24 months after termination, amounting to 61,147 shares of restricted stock with a value of $1,146,506.
(12)	Upon death or disability, a salary continuation would be paid of $25,000 per month and a total bonus of $130,000, calculated as the average of bonus for the preceding year and reasonable estimate for bonus for then current year. Upon death or disability, half of shares of restricted stock and any stock options exercisable for one year would vest, or 51,504 shares of restricted stock with a value of $965,691.
(13)	Upon termination for good reason, Mr. Shapiro would be paid a salary continuation of $23,750 per month, health benefits of $1,461 per month for 9 months and a total bonus of $0, calculated as average of bonus for the preceding year and reasonable estimate for bonus for the then current year. He would also be entitled to receive additional vesting for shares of restricted stock and options that would otherwise have vested as if he were employed for 12 months after termination, amounting to 16,000 shares of restricted stock with a value of $300,000.
(14)	Upon termination for a change of control, Mr. Shapiro would be paid a salary continuation of $23,750 per month for 12 months. He would also be entitled to receive additional vesting for shares of restricted stock and options that would otherwise have vested if he were employed for 12 months after termination, amounting to 16,000 shares of restricted stock with a value of $300,000.
(15)	Upon death or disability, a salary continuation would be paid of $23,750 per month, health benefits of $1,461 per month for 12 months and a total bonus of $0, calculated as the average of bonus for the preceding year and reasonable estimate for bonus for then current year. Upon death or disability, half of shares of restricted stock would vest and stock options exercisable for one year would vest, amounting to 27,500 shares of restricted stock with a value of $ 515,625.

(16)	No named executive officer received a bonus for the fiscal year ended 2005. Solely for purposes of calculating the amounts in the above table: Mr. Conway’s target bonus for 2006 was calculated as the amount equal to the dollar equivalent of restricted shares of eLoyalty Common Stock he was granted in 2007 as a bonus for 2006, and the reasonable estimate for Ms. Bolton’s and Mr. Danson’s bonus was calculated as the dollar equivalent of restricted shares of eLoyalty Common Stock each of them was granted in 2007 as a bonus for 2006. Because these bonuses were paid in the form of stock, they are not reflected as bonuses in the “2006 Summary Compensation Table” on page 26. These calculations are no guarantee of what the amounts would be under any other circumstances. Any of the amounts set forth above may vary, depending on the performance of eLoyalty and the executive as well as several other circumstances.
All executive officers, other than Mr. Conway and Mr. Shapiro, are to be paid these bonuses within 7 days of termination. Mr. Conway and Mr. Shapiro are to be paid their bonuses in equal monthly installments over 18 months and 12 months, respectively.
(17)	For purposes of this table, options were valued as the aggregate difference between the respective exercise prices of the applicable options and the closing price of eLoyalty Common Stock on December 29, 2006, which was $18.75 per share; shares of restricted stock were valued at the closing price on December 29, 2006 of $18.75 for eLoyalty Common Stock. There were no unvested options for any of the named executives as of such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of eLoyalty’s Board currently consists of Mr. Coxe, as Chairman, Mr. Hoag and Mr. Kohler. None of Mr. Coxe, Mr. Hoag or Mr. Kohler is a current or former officer or employee of eLoyalty and none had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended. During the last fiscal year, no executive officer of eLoyalty served on the board of directors or compensation committee of any other company, one of whose executive officers served as a Director or member of the Compensation Committee of eLoyalty.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2008

Deadline for Inclusion in Proxy Statement

Any stockholder proposal to be considered by eLoyalty for inclusion in its proxy statement and form of proxy for next year’s annual meeting of stockholders must be received by the Corporate Secretary of eLoyalty at eLoyalty’s principal executive offices, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045, no later than December 14, 2007 and must otherwise satisfy the requirements of applicable SEC rules.

Deadline for Notice of Other Stockholder Proposals/Director Nominations

Stockholder proposals that are not intended for inclusion in a proxy statement for an annual meeting, but that stockholders intend to introduce at an annual meeting, as well as proposed stockholder nominations for the election of Directors at an annual meeting, must each comply with advance notice procedures set forth in eLoyalty’s By-Laws in order to be brought properly before that annual meeting of stockholders. In addition, with respect to any such stockholder proposals, eLoyalty may utilize discretionary authority conferred by proxy in voting thereon if, among other matters, the stockholder proponent does not give timely notice of the matter to eLoyalty in accordance with such By-Law procedures. In general, written notice of such a stockholder proposal or a Director nomination must be delivered to the Corporate Secretary of eLoyalty not less than 75 days or more than 100 days prior to the anniversary date of the preceding Annual Meeting of Stockholders. With regard to next year’s Annual Meeting of Stockholders, the written notice must be received no earlier than February 7, 2007 and no later than March 3, 2008.

In addition to timing requirements, the advance notice provisions of the By-Laws contain informational content requirements that must also be met. A copy of the By-Law provisions governing these timing procedures and content requirements may be obtained by writing to the Corporate Secretary of eLoyalty at the address specified on the first page of this Proxy Statement.

If the presiding officer at the Annual Meeting of Stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, such business will not be transacted or such defective nomination will not be accepted.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary in any of eLoyalty’s other filings under the Securities Exchange Act of 1934 or the Securities Act of 1933, before or after the date of this Proxy Statement, that incorporate future SEC filings made by eLoyalty, none of the information under “Report of the Audit Committee” or the “Compensation Committee Report” will be incorporated by reference into any of those filings.

ADDITIONAL INFORMATION

The cost of soliciting proxies will be borne by eLoyalty. In addition to soliciting proxies through the mail, certain employees of eLoyalty may solicit proxies in person, by facsimile or by telephone, without additional compensation. As is customary, eLoyalty will, upon request, reimburse brokers, banks, custodians and other nominee holders of record for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of eLoyalty shares.

Your vote is important. Please complete the enclosed proxy card with your voting instructions and mail it in the enclosed postage-paid envelope as soon as possible or, if you wish, submit your proxy with voting instructions by telephone or through the Internet by following the instructions on the proxy card.

By Order of the Board of Directors,

Steven H. Shapiro

Vice President, General Counsel and Corporate Secretary

eLoyalty will furnish without charge to each person whose proxy is solicited upon the written request of such person a copy of eLoyalty’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to Steven H. Shapiro, Vice President, General Counsel and Corporate Secretary, eLoyalty Corporation, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045.

Annex A

eLOYALTY CORPORATION

1999 EMPLOYEE STOCK PURCHASE PLAN (as Amended and Restated as of May 17, 2007)

1. Purpose. The purpose of the eLoyalty Corporation 1999 Employee Stock Purchase Plan (the “Plan”) is to provide employees of eLoyalty Corporation, a Delaware corporation (the “Company”), and its Subsidiary Companies (as defined in Section 15) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of the Common Stock, par value $0.01, of the Company (“Common Stock”) at below-market prices. The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company and its Subsidiary Companies are sometimes hereinafter called individually a “Participating Company” or collectively the “Participating Companies.”

2. Eligibility. Participation in the Plan shall be open to each employee of the Participating Companies (a) who has been continuously employed by the Participating Companies for at least three months, (b) whose customary employment by the Participating Companies is greater than 20 hours per week; and (c) whose customary employment by the Participating Companies is more than five months in any calendar year (each an “Eligible Employee”) or any of its subsidiaries. For purposes of the preceding sentence, employment with Technology Solutions Company (“TSC”) or any of its subsidiaries immediately prior to the Effective Date shall be treated as employment by a Participating Company. No right to purchase Common Stock hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section 4). Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Common Stock hereunder (i) if, immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code), or (ii) if for a given calendar year such right would permit such employee’s aggregate rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Companies or Parent Corporation (which aggregate rights are exercisable during such calendar year) to accrue at a rate which exceeds $25,000 of fair market value of such stock for such calendar year, all determined in the manner provided by section 423(b)(8) of the Code and the rules and regulations thereunder. In addition, the number of shares of Common Stock which may be purchased by any Eligible Employee during any Purchase Period shall not exceed 1,500, subject to adjustment pursuant to Section 14.

3. Effective Date of Plan. The Plan was adopted by the eLoyalty Board of Directors (the “Board”) on October 21, 1999, and thereafter approved by the stockholders of eLoyalty. The Plan became effective on February 16, 2000 (the “Effective Date”), one day after the record date of the pro rata distribution by TSC to its stockholders of all of the shares of Common Stock then owned by TSC.

4. Purchase Periods. The first “Purchase Period” shall be the period beginning on the Effective Date and ending on the last business day of the calendar quarter in which the Effective Date occurs (or the last business day of the first calendar quarter beginning after the Effective Date, if so determined by the Committee prior to the Effective Date in its sole discretion), and shall be followed thereafter by successive three-month Purchase Periods, each of which shall begin on the first business day of the following calendar quarter and end on the last business day of such calendar quarter.

5. Basis of Participation.

(a) Each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period which begins on or after such employee becomes an Eligible Employee and shall be considered a Participant in the Plan thereafter (a “Participant”).

(i) To enroll in the Plan, an Eligible Employee shall execute and deliver a payroll deduction authorization (the “Authorization”) to the Participating Company which is the employee’s employer, or its designated agent, in the time and manner specified by the Committee. The Authorization shall become effective on the first day of the Purchase Period commencing after the execution and delivery of such Authorization. Each Authorization shall direct that payroll deductions be made by the Participating Company which is the employee’s employer for each payroll period during which the employee is a Participant in the Plan. The amount of each payroll deduction specified in an Authorization for each such payroll period shall be a whole percentage amount or a whole dollar amount, as determined by the Committee, in either case not to exceed 15%, or such lesser percentage as may be determined by the Committee, of the Participant’s current regular wage or salary (before withholding or other deductions) paid to him or her by any of the Participating Companies.

(ii) Payroll deductions (and any other amount paid under the Plan) shall be made for each Participant in accordance with his or her Authorization until his or her participation in the Plan terminates or the Plan terminates, all as hereinafter provided.

(iii) A Participant may change the amount of his or her payroll deduction by filing a new Authorization with the Company or its designated agent, which shall become effective on the first day of the Purchase Period commencing after the execution and delivery of such Authorization. No other changes shall be permitted, except that a Participant may elect to terminate his or her participation in the Plan as provided in Section 8.

(iv) Payroll deductions shall be credited to a purchase account established on the books of the Company on behalf of each Participant (a “Purchase Account”). At the end of each Purchase Period, the amount in each Participant’s Purchase Account will be applied to the purchase from the Company of the number of shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 6) for such Purchase Period.

(b) The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by Participants in a lump sum or automatic charges to Participants’ bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend to terminate any participation procedures established pursuant to this paragraph without prior notice to any Participant or Eligible Employee.

6. Purchase Price. The purchase price (the “Purchase Price”) per share of Common Stock hereunder for any Purchase Period shall be 85% of the lesser of (i) the fair market value of a share of Common Stock on the first day of such Purchase Period and (ii) the fair market value of a share of Common Stock on the last day of such Purchase Period, unless, prior to the beginning of such Purchase Period, the Committee shall determine otherwise (subject to the limitations contained in clause (iii) of Section 9(c)). If such determination results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent. The fair market value of a share of Common Stock on a given day shall be the average of the high and low transaction prices of a share of Common Stock as reported on Nasdaq on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which transactions were reported. In no event, however, shall the Purchase Price be less than the par value of the Common Stock.

7. Issuance of Shares.

(a) The Common Stock purchased by each Participant shall be considered to be issued and outstanding to his or her credit as of the close of business on the last day of each Purchase Period. The total number of shares of Common Stock purchased by all Participants during each Purchase Period shall be issued, as of the last day in such Purchase Period, to a nominee or agent for the benefit of the Participants. A Participant will be issued a certificate for his or her shares upon the request of the Participant in accordance with procedures established by the Company.

(b) No interest shall accrue at any time for any amount credited to a Purchase Account of a Participant. After the close of each Purchase Period, a report will be sent to each Participant stating the entries made to his or her Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price.

8. Termination of Participation.

(a) A Participant may elect at any time to terminate his or her participation in the Plan, provided such termination is received by the Company in writing prior to the last business day of the Purchase Period for which such termination is to be effective. Upon any such termination, the Company shall promptly deliver to such Participant cash in an amount equal to the balance to his or her credit in his or her Purchase Account on the date of such termination. At any time after such termination, the Participant may request the delivery to such Participant of one or more certificates for the number of whole shares of Common Stock held for his or her benefit, and the cash equivalent for any fractional share so held. Such cash equivalent shall be determined by multiplying the fractional share by the fair market value of a share of Common Stock on the last day of the Purchase Period immediately preceding such termination, determined as provided in Section 6.

(b) If the Participant dies, terminates his or her employment with the Participating Companies for any reason, or otherwise ceases to be an Eligible Employee (including, without limitation, as a result of a Participating Company ceasing to be a Subsidiary Company), his or her participation in the Plan shall immediately terminate. Upon such terminating event, the Company shall promptly deliver to such Participant or his or her legal representative, as the case may be, cash in an amount equal to the balance to his or her credit in his or her Purchase Account on the date of such termination.

9. Termination or Amendment of the Plan.

(a) The Company, by action of the Board or the Committee, may terminate the Plan at any time. Notice of termination shall be given to all Participants, but any failure to give such notice shall not impair the effectiveness of the termination.

(b) Without any action being required, the Plan will terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 13) has been purchased. Such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares remaining available for purchase under the Plan is not sufficient to satisfy all then-outstanding purchase rights, the Board may determine an equitable basis of apportioning available shares among all Participants consistent with Section 423 of the Code.

(c) The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, no such amendment shall (i) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, (ii) unless approved by the stockholders of the Company, increase the maximum number of shares of Common Stock which may be purchased under the Plan, (iii) decrease the Purchase Price of the shares of Common Stock for any Purchase Period below the lesser of 85% of the fair market value thereof on the first day of such Purchase Period and 85% of the fair market value thereof on the last day of such Purchase Period, (iv) unless approved by the stockholders of the Company, change the class of employees eligible to participate in the Plan or (v) adversely affect the qualification of the Plan under section 423 of the Code.

(d) Upon termination of the Plan, the respective cash balance, if any, to the credit of each Participant in his or her Purchase Account, one or more certificates for the number of whole shares of Common Stock held for his or her benefit, and the cash equivalent of any fractional share so held, determined as provided in Section 8(a), shall be promptly distributed to such Participant.

10. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a Participant.

11. Stockholder’s Rights. No Eligible Employee or Participant shall by reason of the Plan have any rights of a stockholder of the Company until and to the extent he or she shall acquire shares of Common Stock as herein provided.

12.	Administration of the Plan.

(a) The Plan shall be administered by the Compensation Committee of the Board (the “Committee”), provided that the Board may otherwise appoint (i) the entire Board or (ii) a committee consisting of two or more members of the Board, to act as the Committee. In addition to the power to amend or terminate the Plan pursuant to Section 9, the Committee shall have full power and authority to: (A) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (B) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (C) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant and any other employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(b) The Plan shall be administered so as to ensure all Participants have the same rights and privileges as required by section 423(b)(5) of the Code.

13. Maximum Number of Shares. Subject to the following sentence, the maximum number of shares of Common Stock which may be purchased under the Plan is 500,000, subject, however, to adjustment as hereinafter set forth. Effective upon approval by the Company’s stockholders of the amendment to increase the maximum number of shares under the Plan as hereinafter set forth (which amendment is submitted to such stockholders for their approval at the Company’s 2007 Annual Meeting of Stockholders), the maximum number of shares of Common Stock which may be purchased under the Plan is 500,000, subject, however, to adjustment as hereinafter set forth. Shares of Common Stock sold hereunder may be treasury shares, authorized and unissued shares, or a combination thereof.

14. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the maximum number and class of securities which may be purchased under this Plan, the maximum number and class of securities that may be purchased by any Eligible Employee during any Purchase Period, and the purchase price per security shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded.

15. Miscellaneous.

(a) Except as otherwise expressly provided herein, any Authorization, election, notice or document under the Plan from an Eligible Employee or Participant shall be delivered to the Company, the Participating Company that is the employer of such Eligible Employee, or their designated agents and, subject to any limitations specified in the Plan, shall be effective when so delivered.

(b) The term “business day” shall mean any day other than Saturday, Sunday or a legal holiday recognized by the Participating Corporation for which the Participant is employed.

(c) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(d) The term “Parent Corporation” shall mean any corporation which is, or becomes, after the Effective Date, a parent corporation of the Company (within the meaning of Section 424(e) of the Code).

(e) The term “Subsidiary Companies” shall mean all corporations which are, or become, after the Effective Date, subsidiary corporations (within the meaning of Section 424(f) of the Code) and of which the Company is the common parent.

(f) The Plan, and the Company’s obligation to sell and deliver Common Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

16. Change in Control.

(a) In order to maintain the Participants’ rights in the event of any Change in Control of the Company, as hereinafter defined, upon such Change in Control, the then current Purchase Period shall thereupon end, and all Participants’ Purchase Accounts shall be applied to purchase shares of Common Stock pursuant to Section 6, and the Plan shall immediately thereafter terminate.

(b) “Change in Control” for the purposes hereof means the occurrence of any of the following events after the Effective Date:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company); (2) any acquisition by the Company; (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Corporation; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 16(b); provided further, that for purposes of clause (2) above, if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 35% or more of the Outstanding Company Common Stock or 35% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board, shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall not be deemed a member of the Incumbent Board;

(iii) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock and the combined voting power of the outstanding securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary Corporation, the corporation resulting from such Corporate Transaction, and any Person who beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of Common Stock or the combined voting power of the outstanding securities entitled to vote generally in the election of Directors of the corporation resulting from such Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of Directors of the corporation resulting from such Corporate Transaction; or

(iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

PROXY	PROXY

eLOYALTY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2007

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints and constitutes KELLY D. CONWAY, JOHN T. KOHLER and JOHN C. STALEY, and each or any of them, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present and acting with power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of eLoyalty Corporation to be held at the LaQuinta Inn & Suites, 2000 S. Lakeside Drive, Bannockburn, Illinois, 60015, on Thursday, May 17, 2007 at 9:00 a.m., local time, and at any postponement or adjournment thereof, with respect to all shares of (1) eLoyalty Common Stock, par value $0.01 per share, and (2) eLoyalty 7% Series B Convertible Preferred Stock, par value $0.01 per share, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, subject to any direction indicated on the reverse side of this card. If directions are not given, the proxies will vote “FOR” the proposals shown on the reverse side of this card and, at their discretion, on any other matter that may properly come before the meeting.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed and dated on the reverse)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

eLOYALTY CORPORATION

Annual Meeting of Stockholders

Thursday, May 17, 2007

9:00 a.m.

LaQuinta Inn & Suites

2000 S. Lakeside Drive

Bannockburn, IL 60015

If you plan to attend the Annual Meeting of Stockholders, please detach this portion of the proxy card and bring it with you. It will serve as your admission ticket.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BELOW. IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED FOR ITEMS 1, 2 AND 3 BELOW. THIS PROXY REVOKES ANY PROXY PREVIOUSLY GIVEN.	Please Mark Here for Address	☐
Change or Comments SEE REVERSE SIDE

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.	To elect (01) Henry J. Feinberg and (02) John C. Staley	FOR all nominees listed to the left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐	2.	To approve the Amendment and Restatement of the 1999 Employee Stock Purchase Plan to increase the number of shares available for issuance under the Plan to 500,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
						FOR	AGAINST	ABSTAIN
	as Class II Directors for a three-year term. If either such nominee should be unavailable, the proxies or any of them may vote for a substitute nominee at their discretion.			3.	To ratify Grant Thornton LLP as eLoyalty’s Independent auditor for 2007.	☐	☐	☐
				4.	To transact such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

(Instruction: To withhold authority to vote for either nominee, write that nominee’s name in the space provided below.)					I plan to attend the meeting. ☐

Signature	Signature	Date	, 2007

Please sign above exactly as name(s) appear(s) hereon. (When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)

é FOLD AND DETACH HERE é

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/eloy Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.